As filed February 11, 2005                                File No. 333-______
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       CRYSTALIX GROUP INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

           NEVADA                          5947                            65-0142472
 (State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer Identification No.)
incorporation or organization    Classification Code Number)

         5275 SOUTH ARVILLE STREET, SUITE B-116, LAS VEGAS, NEVADA 89118
                                 (702) 740-4616
          (Address and telephone number of principal executive offices)

         5275 SOUTH ARVILLE STREET, SUITE B-116, LAS VEGAS, NEVADA 89118 (Address of principal place of business or intended principal place of business)

                            DOUGLAS E. LEE, PRESIDENT
                       CRYSTALIX GROUP INTERNATIONAL, INC.
         5275 SOUTH ARVILLE STREET, SUITE B-116, LAS VEGAS, NEVADA 89118
                                 (702) 740-4616
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                             FAY M. MATSUKAGE, ESQ.
                   DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.
                          455 SHERMAN STREET, SUITE 300
                             DENVER, COLORADO 80203
                       (303) 777-3737; (303) 777-3823 FAX

Approximate date of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF        AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED (1)<F1>       UNIT (2)<F2>            PRICE (2)<F2>      REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par         48,889,549              $0.09                $4,400,059.41             $517.89
value per share
--------------------------------------------------------------------------------------------------------------------
--------------

(1)<F1> Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers such additional number of shares of common stock that may become issuable as a result of any stock splits, stock dividends, or other similar transactions.

(2)<F2> Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the bid and asked prices for such shares of common stock on February 8, 2005, as reported by the OTC Bulletin Board.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Subject to Completion, Dated February 11, 2005


                       CRYSTALIX GROUP INTERNATIONAL, INC.
                     UP TO 48,889,549 SHARES OF COMMON STOCK



         Unless the context otherwise requires, the terms "we", "our" and "us" refers to Crystalix Group International, Inc.

         This prospectus relates to the resale by selling stockholders of up to 48,889,549 shares of common stock. We will not receive any proceeds from sale of any of the shares offered by the selling stockholders. We will pay the expenses of registering these shares.

         Our common stock is traded on the OTC Bulletin Board under the symbol "CYXG.OB." On February 8, 2005, the closing bid price for our common stock was $0.09 per share.

         INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. A DETAILED EXPLANATION OF THESE RISKS IS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" OF THIS PROSPECTUS, BEGINNING ON PAGE 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal OFFENSE.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                               ____________, 2005

                                TABLE OF CONTENTS
                                                                            PAGE

      PROSPECTUS SUMMARY.......................................................3
      RISK FACTORS.............................................................4
      SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS........................7
      USE OF PROCEEDS..........................................................8
      MARKET FOR COMMON EQUITY.................................................8
      DIVIDEND POLICY..........................................................8
      MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION................9
      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
      AND FINANCIAL DISCLOSURE................................................15
      BUSINESS................................................................16
      MANAGEMENT..............................................................22
      EXECUTIVE COMPENSATION..................................................25
      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........26
      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................27
      DESCRIPTION OF SECURITIES...............................................29
      SELLING STOCKHOLDERS....................................................30
      PLAN OF DISTRIBUTION....................................................31
      LEGAL MATTERS...........................................................33
      EXPERTS.................................................................33
      ADDITIONAL INFORMATION..................................................33
      REPORTS TO STOCKHOLDERS.................................................33
      INDEX TO FINANCIAL STATEMENTS...........................................34

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. You should carefully read this entire prospectus and the financial statements contained in this prospectus before purchasing our securities.

CRYSTALIX GROUP INTERNATIONAL, INC.

         We are a leading manufacturer, distributor, and marketer of laser subsurface engraved optical quality glass products and laser subsurface engraving equipment. Our principal products are personalized three-dimensional engraved glass blocks that feature the facial image of one or more persons, custom three-dimensional images, and two-dimensional portraits, as well as the laser subsurface engraving equipment. As of December 31, 2004, we had 31 kiosks owned by our independent distributors, and four corporate-owned kiosks in retail shopping malls, resorts, promenades, casinos, and theme parks where our products are engraved and sold. Through our subsidiaries, Lazer-Tek Designs, Inc. and Lazer-Tek Designs, Ltd., we also sell to corporate accounts and other specialty groups, as well as an extensive gift line.

         Our offices are located at 5275 South Arville Street, Suite B-116, Las Vegas, Nevada 89118, and our telephone number is (702) 740-4616. Our website is located at WWW.CRYSTALIXUSA.COM. Information contained in our website is not part of this prospectus.

THE OFFERING

Securities offered.............Up to 48,889,549 shares of common stock that may be acquired by selling stockholders.

Use of proceeds................We will not receive any of the proceeds from the selling stockholders of shares of our common stock.

Securities outstanding.........37,632,192 shares of common stock and 3,920,000 shares of Class A preferred stock as of December 31, 2004.

Plan of distribution...........The offering is made by the selling stockholders named in this prospectus, to the extent they sell shares. Sales may be made in the open market or in private negotiated transactions, at fixed or negotiated prices. See "Plan of Distribution."

Risk factors...................An investment is subject to risk.  See "Risk
                               Factors."

SUMMARY SELECTED FINANCIAL INFORMATION

         The balance sheet and income statement data shown below were derived from our audited and unaudited consolidated financial statements. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and our financial statements.

        BALANCE SHEET DATA:
                                                  SEPTEMBER 30,     DECEMBER 31,
                                                      2004              2003

        Cash................................   $     1,980,511    $      58,881
        Working capital (deficit) ..........   $    (1,939,067)   $  (6,311,497)
        Intangible assets...................   $     2,124,777    $   2,621,598
        Total assets........................   $     7,062,794    $   6,242,294
        Total liabilities...................   $    10,844,523    $   9,624,922
        Stockholders' equity (deficit)......   $    (3,781,729)   $  (3,382,628)

        INCOME STATEMENT DATA:
                                           NINE MONTHS      NINE MONTHS
                                              ENDED            ENDED          YEAR ENDED        YEAR ENDED
                                          SEPTEMBER 30,    SEPTEMBER 30,     DECEMBER 31,      DECEMBER 31,
                                              2004              2003             2003              2002
        Revenue.....................    $   3,382,721    $   4,864,600     $   6,364,505    $   4,664,855
        Net (loss) .................    $  (6,799,085)   $  (5,730,713)    $  (7,433,341)   $    (294,321)
        Basic and diluted (loss)
        per share                       $       (0.19)   $       (0.14)    $       (0.19)   $       (0.01)


                                  RISK FACTORS

         Before deciding to invest in us or to maintain or increase your investment, you should carefully consider the risk factors described below, together with all other information in this prospectus and in our other filings with the SEC, before making an investment decision. If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE HAVE A SUBSTANTIAL STOCKHOLDERS' DEFICIT AT SEPTEMBER 30, 2004 AND HAVE INCURRED LOSSES SINCE INCEPTION.

         To date, we have not had profitable operations. We expect to continue to incur additional losses for the current year. We generated a net loss of $6,799,085 for the nine months ended September 30, 2004, and had a stockholders' deficit of $3,781,729 as of September 30, 2004. In order to become profitable and sustain profitability, we will need to generate significant revenues to offset our cost of revenues and general and administrative expenses. We may never be able to achieve or sustain our revenue or profit goals.

WE HAVE A WORKING CAPITAL DEFICIENCY AND LACK SUFFICIENT CASH.

         At September 30, 2004, we had a working capital deficiency of $1,939,067. Accordingly, we are dependent upon external financing such as an offering of debt and/or equity securities or borrowing to continue operations.

WE HAVE ONLY A LIMITED OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE YOUR INVESTMENT IN OUR STOCK.

         Your evaluation of our business will be difficult because we have a limited operating history. Crystalix has been in business since November 2001. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations, as well as our distribution channels; our need to manage expanding operations; and our dependence on technology which could become incompatible or out of date. Our business strategy may not be successful, and we may not successfully address these risks.

WE HAVE PLEDGED ALL OF OUR ASSETS TO OBTAIN OUTSIDE FINANCING.

         Because of our historical inability to generate sufficient revenues, we rely upon external sources of financing to supplement our sales revenue. Since our inception in November 2001, we have financed our operations externally through the sale of our stock and by borrowing from various parties. We have pledged all of our assets to obtain these loans. We will need financing to expand our operations and attain the growth goals of our business plan. Sources of external financing may include short-term loans from affiliates of our company, bank borrowings, joint ventures, and future debt and equity offerings. We cannot assure you that financing will be available on acceptable terms, or at all. Any additional financing may result in dilution to our shareholders, including those people who purchase our stock in this offering. Our failure to obtain external financing will have a material adverse effect on our results of operations and financial condition. If we cannot obtain external financing when needed, we may be forced to reduce the growth target of our business plan and/or curtail operations.

OUR CURRENT GROWTH STRATEGY IS DEPENDENT UPON OUR ABILITY TO OBTAIN AND SUPPORT INDEPENDENT DISTRIBUTORS AND TO SELL TO CORPORATE ACCOUNTS.

         Our growth is dependent upon our ability to obtain more independent distributors throughout the United States and in selected locations around the world. To be successful, we need to be able to identify suitable partners, provide them with adequate training, and manage competently the infrastructure to support their efforts.

         Our growth is also dependent upon sales to corporate accounts. To be successful in this effort, we must be able to compete with other products in the image promotion industry.

WE ARE AFFECTED BY ECONOMIC CONDITIONS AND CONSUMER TRENDS.

         Our success will depend upon a number of factors relating to consumer spending, including future economic conditions affecting disposable consumer income, such as employment, business conditions, interest rates, and taxation. If existing economic conditions deteriorate, consumer spending may decline, thereby adversely affecting our business and results of operations.

         We must be able to anticipate and respond to changing merchandise trends and consumer demands in a timely manner. If we should miscalculate consumers' purchasing habits and tastes, we will not be able to compete against other gift products.

WE FACE COMPETITION FROM EXISTING AND POTENTIAL COMPETITORS.

         We face substantial competition in the glass subsurface engraving industry, as well as competition from others offering business opportunities. Due to our small size, it can be assumed that most if not all of our competitors have significantly greater financial, technical, marketing and other competitive resources. Many of our competitors and potential competitors have greater name recognition and more extensive customer bases that could be leveraged, for example, to position themselves as being more experienced, having better products, and being more knowledgeable than us. To compete, we may be forced to offer lower prices and narrow our marketing focus, resulting in reduced revenues, if any. Additionally, we need to continue to pursue enforcement of the United States patent for the subsurface laser engraving process against the majority of our competition, which does not have license to use the patented process.

OUR SUCCESS AND ABILITY TO COMPETE DEPENDS UPON OUR ABILITY TO SECURE AND PROTECT OUR PROPRIETARY TECHNOLOGY.

         Our success depends on our ability to protect our proprietary technology. In the event that a third party misappropriates or infringes on our intellectual property, our business would be seriously harmed. Third parties may independently discover or invent competing technologies or reverse engineer our software. We expect that if we should successfully market franchises and licenses to use our software, competitors may attempt to duplicate our technology. Even if we were to obtain copyright protection on the software, we would still have to enforce our rights against those who might attempt to infringe on our intellectual property. Such enforcement efforts are likely to be expensive and time-consuming.

THE LOSS OF OUR OFFICERS AND DIRECTORS OR OUR FAILURE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

         Our success depends largely upon the efforts, abilities, and decision-making of our executive officers and directors. Although we believe that we maintain a core group sufficient for us to effectively conduct our operations, the loss of any of our key personnel could, to varying degrees, have an adverse effect on our operations and system development. We do not currently maintain "key-man" life insurance on any of our executives or directors, and there is no contract in place assuring their services for any length of time. The loss of any one of them would have a material adverse affect on us. There can be no assurance that the services of any member of our management will remain available to us for any period of time, or that we will be able to enter into employment contracts with any of our management, or that any of our plans to reduce dependency upon key personnel will be successfully implemented.

         The knowledge and expertise of our officers and directors are critical to our operations. There is no guarantee that we will be able to retain our current officers and directors, or be able to hire suitable replacements in the event that some or all of our current management leave our company. In the event that we should lose key members of our staff, or if we are unable to find suitable replacements, we may not be able to maintain our business and might have to cease operations, in which case you might lose all of your investment.

OUR COMMON STOCK HAS A LIMITED PUBLIC MARKET AND OUR SHARE PRICE MAY DECLINE AFTER THIS OFFERING.

         While our common stock trades on the OTC Bulletin Board, the market has been limited and volatile at times. We cannot assure you that the public market for our common stock will continue to develop after this offering. If an active market for our common stock does not develop, the liquidity of your investment may be limited, and the price of our common stock may decline below what you paid for it.

A LIMITED NUMBER OF STOCKHOLDERS WILL COLLECTIVELY CONTINUE TO OWN A MAJORITY OF OUR COMMON STOCK AFTER THIS OFFERING AND MAY ACT, OR PREVENT CERTAIN TYPES OF CORPORATE ACTIONS, TO THE DETRIMENT OF OTHER STOCKHOLDERS.

         Immediately after this offering, our directors and officers will own more than 41% of our outstanding common stock, assuming that none of the preferred stock is converted into common stock and that none of the warrants is exercised. Accordingly, these stockholders may, if they act together, exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions after this offering. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

POTENTIAL FUTURE SALES UNDER RULE 144 MAY DEPRESS THE MARKET PRICE FOR THE COMMON STOCK.

         In general, under Rule 144, a person who has satisfied a one-year holding period may sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of common stock. Rule 144 also permits the sale of shares without any quantity limitation by a person who is not an affiliate of us and who has beneficially owned the shares for a minimum period of two years. Therefore, the possible sale of our shares may, in the future, have a depressive effect on the price of our common stock in the over-the-counter market.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION THAT MAY AFFECT THE LIQUIDITY FOR OUR COMMON STOCK.

         Our common stock is subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

OUR ISSUANCE OF THE CONVERTIBLE NOTES AND WARRANTS COULD SUBSTANTIALLY DILUTE THE INTERESTS OF SHAREHOLDERS.

         The $9,220,764 in convertible notes we issued in July and September 2004 are convertible by the holders into shares of our common stock at any time prior to their maturity in 2007 at a conversion price of the lesser of the average closing price of our common stock immediately prior to conversion or $0.08, subject to adjustments for stock splits, stock dividends, stock combinations, and other similar transactions. In addition, we issued to the holders of convertible notes in July and September 2004 seven-year warrants entitling the warrant holders to purchase an aggregate of 4,375,000 shares of our common stock at a maximum exercise price of $0.08 per share. Accordingly, our issuance of the convertible notes and warrants could substantially dilute the interests of our shareholders.

WE ARE OBLIGATED TO MAKE SIGNIFICANT PERIODIC PAYMENTS OF PRINCIPAL AND INTEREST UNDER OUR NOTES.

         We have a material amount of indebtedness outstanding under the convertible notes and other notes. Beginning January 1, 2005, we will have to make monthly principal payments of $318,447 and accrued interest. If we at any time default on our payment obligations the creditors will have all rights available under the instrument, including acceleration, termination, and enforcement of security interests. Such security interests cover all of our assets and those of our subsidiaries.

FUTURE EQUITY TRANSACTIONS, INCLUDING EXERCISE OF OPTIONS OR WARRANTS, COULD RESULT IN DILUTION.

         From time to time, we sell restricted stock, warrants, and convertible debt to investors in private placements. Because the stock is restricted, the stock is sold at a greater discount to market prices compared to a public stock offering, and the exercise price of the warrants sometimes is at or even lower than market prices. These transactions cause dilution to existing stockholders. Also, from time to time, options are issued to officers, directors, or employees, with exercise prices equal to market. Exercise of in-the-money options and warrants will result in dilution to existing stockholders. The amount of dilution will depend on the spread between the market and exercise price, and the number of shares involved.

TRADING IN OUR COMMON STOCK ON THE OTC BULLETIN BOARD MAY BE LIMITED THEREBY MAKING IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES OF OUR COMMON STOCK.

         Our common stock trades on the OTC Bulletin Board. The OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or NASDAQ, you may have difficulty reselling any of the shares that you purchase from the selling shareholders.

THE ISSUANCE OF SHARES UPON EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may sell the full amount issuable on exercise. In addition, such shares would increase the number of shares in the "public float" and could depress the market price for our common stock.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes "forward-looking statements." All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") include, but are not limited to,
(1) risks pertaining to implementation of our proposed expansion of our distribution network; (2) competitive pressures in the giftware industry; (3) disputes or claims regarding the company's proprietary rights to its software and intellectual property; (4) acceptance of our products by corporate customers; (5) costs of desirable retail locations; (6) availability of suitable optic glass and laser equipment components; (7) general economic and business conditions; (8) ability to successfully integrate acquired operations; and (9) other factors over which we have little or no control. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the selling stockholders of shares of our common stock. However, we may receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of warrants, if any, for general working capital purposes. The warrants contain a provision for cashless exercise. If that provision is utilized, we will not receive any proceeds.


                            MARKET FOR COMMON EQUITY

         Our common stock has been trading on the over-the-counter bulletin board ("OTCBB") since March 2000. The common stock traded under the symbol "ABIL" from March 2000 to December 9, 2002. Since December 9, 2002, it has traded under the symbol "CYXG." The following table sets forth the range of high and low bid quotations for each fiscal quarter for the last two fiscal years. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

    FISCAL QUARTER ENDING                        HIGH BID          LOW BID

    March 31, 2002..........................     $   0.37         $   0.17
    June 30, 2002...........................     $   0.24         $   0.004
    September 30, 2002......................     $   0.06         $   0.02
    December 31, 2002.......................     $   1.50         $   0.02

    March 31, 2003..........................     $   0.97         $   0.55
    June 30, 2003...........................     $   0.91         $   0.21
    September 30, 2003......................     $   0.91         $   0.10
    December 31, 2003.......................     $   0.92         $   0.38

    March 31, 2004..........................     $   0.76         $   0.39
    June 30, 2004...........................     $   0.67         $   0.15
    September 30, 2004......................     $   0.28         $   0.07
    December 31, 2004.......................     $   0.24         $   0.09

         On February 8, 2005, the closing bid price for the common stock on the OTC Bulletin Board was $0.09.

         As of June 11, 2004 there were 501 record holders of our common stock.


                                 DIVIDEND POLICY

         We have not paid any dividends on any of our shares. We have no present intention of paying dividends on any of our shares, as we anticipate that all available funds will be invested to finance the growth of our business.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         Effective October 4, 2002, an arrangement was completed between the company, then known as Americabilia.com, Inc. and Crystalix USA Group, Inc., a Nevada corporation, whereby the shareholders of Crystalix USA exchanged all of their common shares for 23,300,000 shares of Americabilia common stock. At the same time, we issued 7,000,000 shares of Americabilia Class A preferred stock to acquire a technology license from Crystalix Technology, Inc.

         Immediately following the acquisition, the former shareholders of Crystalix USA held approximately 77.6% of Americabilia's total issued and outstanding common shares. Crystalix USA was thereby deemed to be the acquiror and surviving company for accounting purposes. Accordingly, the transaction has been accounted for as a reverse acquisition using the purchase method whereby the assets and liabilities of Americabilia have been recorded at their fair market values and operating results have been included in the company's financial statements from the effective date of purchase. The net assets of Crystalix USA are included in the balance sheet at their historical book values and its results of operations have been presented for the comparative prior period.

         On December 23, 2002, we acquired Lazer-Tek for 1,250,000 shares of our common stock valued at $1,125,000 and an acquisition consulting fee obligation of $400,000. This acquisition has been accounted for using the purchase method. The purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values as determined by management, upon reliance on an independent valuation report, on the date of acquisition, which approximated $2.7 million. The excess of fair value of the acquired net assets over the cost has been allocated as a pro rata reduction of all the acquired assets, excluding financial assets, assets to be disposed of by sale, deferred tax assets, pension or other post-retirement benefit plans, and any other current assets.

GOING CONCERN

         The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of us as a going concern. We incurred a net loss for the nine months ended September 30, 2004 of $6,799,085, used cash for operating activities of $2,454,006 for the nine months ended September 30, 2004 and at September 30, 2004 had an accumulated deficit of $14,542,069 and a working capital deficit of $1,939,067. These conditions raise substantial doubt as to our ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

         We plan to take the following steps that we believe will be sufficient to provide us with the ability to continue in existence. We have recently re-negotiated the repayment term of certain debt and have issued a $2,000,000 convertible promissory note to an unrelated third party. In July 2004, we changed our senior management by naming Mr. Kevin Ryan as Chief Executive Officer and Mr. Robert McDermott as Chief Financial Officer and believe that the new management team will be able to achieve profitable operations, but there can be no assurance that we will be able to raise sufficient capital and generate positive cash flows from operations sufficient to sustain operations. Our discussion in "Plan of Operation" below details additional sales strategies to sustain operations.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Our discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of long-lived assets, any potential losses from pending litigation and deferred tax asset or liability. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

         LEASE REVENUE. We previously entered into licensing agreements to lease our laser equipment and our licensed laser inscription technology to individuals and businesses that open retail establishments to sell laser inscribed glass products. The terms of these licensing agreements are typically for five years. The lease payments are generally paid in one or two installments upon signing the agreement and we recognize lease revenue ratably over the term of the contract.

         MACHINE SALES. Laser equipment is no longer leased, but rather sold to our independent distributors/retailers in three installment payments as follows:
40% upon order, 40% prior to delivery, and 20% upon completion of installation of equipment at the retail location. We retain ownership of the proprietary software and license use of the software to the distributor/retailer for a monthly fee, which is normally $500.

         PRODUCT SALES. Revenue from the sale of laser inscribed products is recognized when title to the products is transferred to the customer, which is point of sale at retail locations or customer acceptance for custom-designed products, and only when no further contingencies or material performance obligations are warranted. Revenue from the sale of glass cube products is recognized when title to the products is transferred to the distributor/retailer, which is upon shipment, and only when no further contingencies or material performance obligations are warranted.

         ROYALTY REVENUE. We recognize royalty revenue from licensing our technology only when earned with no further contingences or material performance obligations are warranted.

         DEFERRED REVENUE. Deferred revenue represents amounts received as non-refundable payments upon the signing of the contract and delivery of the laser system unit, for which revenue will be recognized over the term of the license period. Deposits received from potential customers, who have not yet received the laser system units, are accounted as refundable customer deposits on the balance sheet.

         STOCK-BASED TRANSACTIONS. Shares of our common stock issued for services, compensation or financing costs is valued at the market value of our common stock at the date of issuance.

         INTANGIBLE ASSETS. Intangible assets consist of product and laser licenses, capitalized software costs, website development costs, artwork and copyrights, trademarks, trade names, customer lists and relationships and were mostly acquired with the purchase of Laser-Tek. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," we evaluate intangible assets and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Amortization is computed using the straight-line method over the estimated useful life of the assets.

RESULTS OF OPERATIONS

         NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO SEPTEMBER 30, 2003. Our revenue for the nine months ended September 30, 2004 decreased by $1,481,879 or 30.5% from $4,864,600 for the nine months ended September 30, 2003 to $3,382,721 for the nine months ended September 30, 2004. The decrease is principally due the disposition of our retail stores in Las Vegas, Nevada in April 2003, a reduction in the glass products we sell our licensees and a reduction in our lease revenue due to licensees canceling their contracts in late 2003 and early 2004.

         Our cost of revenue for the nine months ended September 30, 2004 decreased by $661,408 or 29.4% from $2,253,737 for the nine months ended September 30, 2003 to $1,592,329 for the nine months ended September 30,

2004. The decrease is principally due to the decrease in revenue. Our gross margin for the nine months ended September 30, 2004 was 53% compared to 54% for the nine months ended September 30, 2003.

         Research and development for the nine months ended September 30, 2004 decreased by $216,554 or 100.0% from $216,554 for the nine months ended September 30, 2003 to $0 for the nine months ended September 30, 2004. The decrease is principally due to a decrease in product development due to lack of funds to finance such activities.

         Payroll and related benefits for the nine months ended September 30, 2004 decreased by $422,463 or 23.1% from $1,829,790 for the nine months ended September 30, 2003 to $1,407,327 for the nine months ended September 30, 2004. The decrease is a result of a reduction in personnel due to corporate downsizing in light of the reduction on revenue and a reduction in personnel in our retail sales staff as a result of the sale of our retail stores in Las Vegas in April 2003.

         General and administrative expenses for the nine months ended September 30, 2004 decreased by $1,620,041 or 32.1% from $5,047,470 for the nine months ended September 30, 2003 to $3,427,429 for the nine months ended September 30, 2004. The decrease is principally due to a reduction in legal fees associated with litigation with certain of our former officers in 2003, consulting fees and a reduction in general overhead due to corporate downsizing in light of the reduction in revenue. Included in general and administrative expenses for the nine months ended September 30, 2003 is $1,170,000, which is the valuation for 2,340,000 shares of our common stock issued for consulting services rendered. Also, for the nine months ended September 30, 2004 we took a charge taken to earnings for the value of certain Series A preferred shares of $409,275 that were reallocated to certain members of the Company's senior management team.

         Other expense, net for the nine months ended September 30, 2004 decreased by $525,672 from other expense of $501,200 for the nine months ended September 30, 2003 to other income of $24,472 for the nine months ended September 30, 2004. The significant decrease in other expense, net is the write off of our investment in Vitro Laser Gmbh of $500,000 in the second quarter of 2003.

         Interest expense for the nine months ended September 30, 2004 increased by $3,032,631 or 406% from $746,562 for the nine months ended September 30, 2003 to $3,779,193 for the nine months ended September 30, 2004. The significant increase is due to the increase in debt, the amortization of debt issue costs of $188,814 and a charge to interest expense of $2,747,001 for the issuance of common stock and the reallocation of certain Series A preferred shares to related party investors as additional consideration for funding the company. Included in interest expense for the nine months ended September 30, 2003 is $528,000, which is the valuation of 660,000 shares of our common stock issued as consideration to the lender for extending the repayment terms of a loan to us of $1,500,000.

         YEAR ENDED DECEMBER 31, 2003 COMPARED TO DECEMBER 31, 2002. Our net revenues are derived from product sales, lease revenue, and royalty revenue. We generate product sales through the sale of engraved glass products to customers in our retail kiosks, to corporate customers, and through the sale of glass blanks, display bases, and related products to our independent distributors. We receive lease revenues and royalty revenues from our independent distributors under the terms of master equipment leases and software licenses they have executed with us. Our revenue for the year ended December 31, 2003 increased by $1,699,650 or 36.4% from $4,664,855 for the year ended December 31, 2002 to
$6,364,505 for the year ended December 31, 2003. The increase is principally due to the increase in the number of our marketing affiliate locations that were in operation during the full year ended December 31, 2003 versus only part of the year in 2002.

         The cost of revenue with regard to product consists of the cost of the glass blanks, bases, and other items that we purchase from our suppliers. The lease cost of revenue consists primarily of the amortization of property, plant and equipment, including the direct personnel costs and direct product costs associated with the assembly of our leased equipment. Royalty cost of revenue consists of the royalty payments we make to Laser Design International. Our cost of revenue for the year ended December 31, 2003 increased by $1,494,695 or 63.4% from $2,358,012 for the year ended December 31, 2002 to $3,852,707 for the year ended December 31, 2003. The increase is principally due to the increase in revenue. Our gross margin for the year ended December 31, 2003 was 40% compared to 50% for the year ended December 31, 2002. The decrease in gross margin is principally a result of the sales of the four company-owned locations to a former officer of the company, which historically produced high gross margins.

         Research and development for the year ended December 31, 2003 decreased by $19,617 or 4.7% from $416,684 for the year ended December 31, 2002 to $397,067 for the year ended December 31, 2003. The decrease is principally due to a decrease in product development due to lack of funds to finance such activities.

         Payroll and related benefits for the year ended December 31, 2003 increased by $1,363,645 or 117.4% from $1,161,673 for the year ended December 31, 2002 to $2,525,318 for the year ended December 31, 2003. The significant increase is due to the growth of our company, including the increase in payroll as a result of the acquisition of Laser-Tek, and the need to hire additional personnel. As we continue to expand our operations, we expect this expense to increase as our revenues increase.

         General and administrative expenses for the year ended December 31, 2003 increased by $4,176,712 or 413.1% from $1,011,142 for the year ended December 31, 2002 to $5,187,854 for the year ended December 31, 2003. The increase in general and administrative expenses is principally due to the increase in overhead required to sustain our growing operations, increased professional fees as a result the outstanding litigation and consulting fees. Included in the amount for 2003 is $1,345,000, which is the valuation for 2,590,000 shares of our common stock issued for consulting services rendered. We expect general and administrative expenses to increase as we continue to increase both corporate sales and the expansion of retail locations, and proceed with our plans for an offering of our stock and the listing of our common stock on Nasdaq or a stock exchange.

         Impairment expense for the year ended December 31, 2003 increased by $399,113 from $nil for the year ended December 31, 2002 to $399,113 for the year ended December 31, 2003. The increase in impairment expense is due to the write down of certain property and equipment of $243,893 and our customer list and relationships of $155,220. There were no such impairments for the year ended December 31, 2002.

         During the year ended December 31, 2003, we wrote off our investment in Vitro Laser Gmbh of $500,000. We had originally paid Vitro an advance of $500,000 that was to be applied to the purchase price of that company. In accordance with the legal settlement on November 14, 2003, we allowed Vitro to retain the advance.

         Interest expense, net for the year ended December 31, 2003 increased by $894,023 or 6,184.9% from $14,455 for the year ended December 31, 2002 to $908,478 for the year ended December 31, 2003. The increase is due to the increase in loans payable and shares of stock issued for financing costs. Of the interest expense amount, $528,000 was included for the 660,000 shares of our common stock issued as consideration to the lender for extending the repayment terms of a loan to us of $1,500,000.

LIQUIDITY AND CAPITAL RESOURCES

         AS OF SEPTEMBER 30, 2004. At September 30, 2004, we had a working capital deficit of $1,939,067, as compared to $6,311,497 at December 31, 2003. We had cash and cash equivalents of $1,980,511 at September 30, 2004 as compared to cash and cash equivalents of $58,881 at December 31, 2003. The decrease in the working capital deficit and the increase in cash and cash equivalents are principally due to the restructuring of related party debt and the issuance of a $2,000,000 convertible promissory note to an unrelated third party. Our current cash on hand plus cash expected to be generated from operations will not be sufficient to sustain our current operations and service our outstanding debt for the next twelve months. We will need to issue debt or equity securities of at least $3,000,000 in order to service existing debt requirements and to sustain operations until such time that we can generate positive cash flow from our operations.

         During the nine months ended September 30, 2004, our financing activities provided cash of $4,435,695, while our operating and investing activities used cash of $2,454,006 and $60,059, respectively. The cash used in operating activities was principally a result of the net loss we incurred. Our negative cash flow from operations was principally funded by borrowing additional amounts from a related party and the issuance of a $2,000,000 convertible promissory note to an unrelated third party.

         During the nine months ended September 30, 2004, we obtained $2,442,825 from advances from a related party and $2,000,000 from the issuance of a convertible promissory note to an unrelated third party.

         We recently restructured all of our related party debt as follows:

   o On July 21, 2004, we issued a convertible promissory note to Mr. John Woodward, our former President, in the amount of $1,824,000, which represents principal due on a previously issued note payable in the amount of $1,343,722 plus accrued interest in the amount of $480,279. This note bears interest at 10% per annum and calls for monthly interest payments from August 1, 2004 to December 1, 2004. Beginning on January 1, 2005, this note requires monthly principal payments of $50,405 plus accrued interest with any unpaid principal and interest due on July 1, 2007. The monthly principal and interest payments can be paid with shares of our common stock at the option of the holder. The conversion price is the lesser of the average closing price of our common stock five business days immediately prior to the conversion notice or $0.08. We have agreed to register the shares issuable upon conversion of this note. We have determined that there is a beneficial feature associated with this convertible promissory note in the amount of $615,600. This amount will be amortized as financing costs over the term of the note.

   o On July 21, 2004, we issued a convertible promissory note to Mr. Kevin Ryan, our Chief Executive Officer, in the amount of $5,396,764, which represents (a) principal due on two previously issued notes payable in the amounts of $852,680 and $1,010,000, (b) principal due under a revolving credit agreement in the amount of $1,766,500, (c) principal due under an additional note payable in the amount of $1,500,000 and
         (d) accrued interest on the above mention obligations in the amount of $267,584. This note bears interest at 10% per annum and calls for monthly principal payments from August 1, 2004 to December 1, 2004 of $45,000. On the last day of the month beginning on August 31, 2004 through November 30, 2004, the accrued interest will be added to the principal amount. Beginning on January 1, 2005, this note requires monthly principal payments of $174,584 with any unpaid principal and interest due on July 1, 2007. The monthly principal and interest payments can be paid with shares of our common stock at the option of the holder. The conversion price is the lesser of the average closing price of our common stock five business days immediately prior to the conversion notice or $0.08. In addition, we granted to Mr. Ryan a warrant to purchase 1,875,000 shares of our common stock. The exercise price is lesser of the average closing price of our common stock five business days immediately prior to the notice of exercise or $0.08. We have agreed to register the shares issuable upon conversion of this note and exercise of the warrant. In accordance with EITF 00-27, we first determined the value of the note and the fair value of the detachable warrants issued in connection with this note. The estimated value of the warrants of $200,625 was determined using the Black-Scholes option pricing model and the following assumptions: term of 7 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 371%. The face amount of the note payable of $5,396,764 was proportionately allocated to the note and the warrants in the amounts of $5,203,330 and $193,434, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $3,188,488 and $2,014,842, respectively. The combined total discount is $2,208,276, and is being amortized over the term of the note.

   o On July 21, 2004, we issued a promissory note to Ryan Capital Management, Inc. (this company is controlled by Kevin Ryan) in the amount of $452,137, which represents principal due on a previously issued note payable in the amount of $400,000 plus accrued interest in the amount of $52,137. This note bears interest at 10% per annum and calls for monthly interest payments from August 1, 2004 to December 1, 2004. Beginning on January 1, 2005, this note requires monthly principal payments of $37,902 plus accrued interest with any unpaid principal and interest due on December 1, 2005.

   o On August 1, 2004, we issued a promissory note to McCary & Rood (this company is controlled by Kevin Ryan) in the amount of $280,000, which represents past due consulting fees under a consulting agreement dated May 28, 2003. This note calls for monthly payments beginning August 1, 2004 of $30,000 with any unpaid principal due on May 1, 2005.

   o On August 1, 2004, we issued a promissory note to McCary & Rood in the amount of $214,037, which represents past due reimbursable expenses under a consulting agreement dated May 28, 2003. This note calls for monthly payments beginning August 1, 2004 of $30,000 with any unpaid principal due on March 1, 2005.

         On September 23, 2004, we issued a convertible promissory note to CMKXTREME.COM in the amount of $2,000,000. This note bears interest at 10% per annum and calls for monthly principal payments of $55,556 plus accrued interest beginning November 1, 2004 with any unpaid principal and interest due on October 1, 2007. The monthly principal and interest payments can be paid with shares of our common stock at the option of the holder. The conversion price is the lesser of the average closing price of our common stock five business days immediately prior to the conversion notice or $0.08. In addition, we granted to CMKXTREME.COM a warrant to purchase 2,500,000 shares of our common stock. The exercise price is lesser of the average closing price of our common stock five business days immediately prior to the notice of exercise or $0.08. We have agreed to register the shares issuable upon conversion of this note and exercise of the warrant. In accordance with EITF 00-27, we first determined the value of the note and the fair value of the detachable warrants issued in connection with this note. The estimated value of the warrants of $200,000 was determined using the Black-Scholes option pricing model and the following assumptions: term of 7 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 371%. The face amount of the convertible promissory note of $2,000,000 was proportionately allocated to the note and the warrants in the amounts of $1,818,182 and $181,818, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $1,636,364 and $181,818, respectively. The combined total discount is $363,636, and is being amortized over the term of the note.

         In addition, on July 21, 2004, we issued 3,019,000 shares of our common stock to Kevin Ryan as additional consideration for the financing provided to us. Also, certain holders of our Series A preferred stock reallocated 2,647,900 of their shares to certain investors and senior members of our management team. We will take a charge to financing costs and compensation expense of $2,747,011 and $409,275, respectively, related to the issuance and reallocation of these common and preferred shares.

         AS OF DECEMBER 31, 2003. At December 31, 2003, we had a working capital deficit of $6,311,497, as compared to a surplus of $511,575 at December 31, 2002. We had cash and cash equivalents of $58,881 at December 31, 2003 as compared to cash and cash equivalents of $641,325 at December 31, 2002.

         During the year ended December 31, 2003, our financing activities provided cash of $2,275,376, while our operating and investing activities used cash of $1,166,873 and $1,690,947, respectively.

         During the year ended December 31, 2003, we used $1,390,947 for the purchase of property and equipment, which consisted principally of equipment for laser engraving systems and expansion of our network of kiosk locations. We also used $300,000 for an advance to Vitro Laser.

         During the year ended December 31, 2003, we obtained $748,000 from the sale of common stock, which consisted of $488,000 collected from stock sold in 2002 and $260,000 for the issuance of 1,120,000 additional shares in 2003. We also received proceeds from a note payable to related party of $1,010,000 and advances from a related party under a revolving line of credit of $823,675.

         We have other current debt incurred in connection with the Lazer-Tek acquisition in the principal amount of $1,252,680, consisting of $852,680 owed to Kevin Ryan, a former creditor of Lazer-Tek, which was due April 1, 2003, and $400,000 owed to Kevin Ryan in quarterly payments beginning April 1, 2003 for consulting fees. Neither of these payments has been made and we are currently in default on these two obligations. Mr. Ryan obtained a Writ of Possession entitling him to all of our assets as of June 2, 2003. We agreed to dismiss our complaint against Mr. Ryan with prejudice. The Writ of Possession is to remain in effect, but the parties have agreed to postpone all deadlines and trial dates.

PLAN OF OPERATION

         We believe that we have positioned Crystalix to become a leader in the sub-surfaced glass etching industry, now that our reorganization is almost complete. Our management has developed a plan of operation for 2005. we have put into place in our Las Vegas corporate headquarters officers and department heads bringing various areas of expertise to design and implement our plan of operation.

         Our sales push begins in 2005 at the Promotional Product Industry Convention, where our goal is to increase sales in the corporate and promotional lines. The two-dimensional portrait line is growing rapidly as we have just closed on our first Christmas season producing two-dimensional portraits for a national portrait studio in over 900 of its stores. Entering 2005, we are in negotiations with other national portrait studios as the two-dimensional portrait demand continues to grow at a rapid pace.

         As a result of not marketing retail laser engraving equipment in the United States in 2004, we have accumulated hundreds of inquiries for new independent distributorships and will aggressively resume negotiations in the first quarter of 2005 to sell the laser engraving equipment in the United States. We expect to start delivering units with the United States market by the beginning of the second quarter of 2005. We have a sales office in Dublin, Ireland, that sold the new laser equipment within Europe during 2004 and intend to accelerate that pace this year. We believe that this sales effort should have an immediate positive impact on revenues and cash flow as early as the end of the first quarter of 2005.

         The production facility based in Berlin, Germany, has finalized the research and production of the new machine and we plan to begin mass production in January 2005. First quarter estimates are for the production of ten new machines, for which all should have a sales commitment by April 2005. The production should then increase to five machines per month for the second quarter, with anticipated demand for all 15 machines within the same quarter. We have set the same sales targets for the last two quarters. We believe there is worldwide demand for the machines greater than current production capacity. Accordingly, we will continue to seek outside financing to increase production capacity while machine and glass sales continue to move us towards financial stability and growth within the current structure.

         We plan to initiate a second phase of our independent distributors program. For a reduced fee, we will sell a satellite laser system to a satellite partner, consisting of a three-dimensional scanner/camera and computer workstation. We will offer an optional sales booth and display counter. Instead of producing the glass products at the retail location, a satellite partner would scan a customer's facial image, e-mail the image and order information to us, and allow us to produce the actual glass product. The satellite partner would pay us a software licensing fee of 10% of gross sales and a facial image production fee. In addition, a satellite partner would have the option to purchase corporate awards, wedding, and giftware items at wholesale prices for resale to the public.

         We have secured direct glass suppliers in China, which should help reduce glass and component costs. With the completion of the new laser engraving machine, we expect our research and development expenses to decrease in 2005 and our production efficiencies to increase and lead to a lower cost of manufacturing the machine. Negotiations are in progress with major component suppliers, which should result in quantity discounts on purchases. Accordingly, we expect cost of goods sold to decrease as a percentage of sales in both glass and machine segments.


           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         On May 10, 2004, our directors approved the election of De Joya & Company to audit the financial statements for the fiscal year ended December 31, 2004. Also on May 10, 2004, we dismissed the former accountants, Stonefield Josephson, Inc. The decision to change auditors was based upon financial considerations. Our board of directors recommended De Joya & Company. During the two most recent fiscal years and the subsequent interim period, neither we nor anyone on our behalf consulted De Joya & Company regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements. We did not receive, and De Joya & Company did not provide, any written or oral advice that was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue prior to its engagement by us.

         Stonefield Josephson, Inc. had audited our financial statements for each of the last two fiscal years ended December 31, 2003. The report of Stonefield Josephson, Inc. did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles, except as follows:

         The audit report of Stonefield Josephson, Inc. on our financial statements as of and for the fiscal year ended December 31, 2003 contained a separate paragraph stating:

         "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred a net loss of $7,433,341, used cash for operations of $1,166,873 in the year ended December 31, 2003, is a party to various litigation, has a stockholders' deficit of $3,382,628 as of December 31, 2003 and has a working capital deficit of $6,311,497 as of December 31, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management' plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         During the two most recent fiscal years and the subsequent interim period through May 10, 2004, there were no disagreements with Stonefield Josephson, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Stonefield Josephson, Inc., would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         There were no other "reportable events" as that term is described in
Item 304a(1)(v) of Regulation S-K occurring within our two most recent fiscal years and the subsequent interim period ending May 10, 2004.


                                    BUSINESS

BUSINESS DEVELOPMENT

        We were originally incorporated in the state of Florida on August 22, 1989 under the name First Zurich Investments, Inc. On November 15, 1996, the name of the company was changed to Terra International Pharmaceuticals, Inc. On August 11, 1999, we acquired Veltre Enterprises, Inc. dba Unique Images. Unique Images designed and manufactured Hollywood and sports memorabilia for memorabilia galleries, as well as provided custom picture framing services. On September 7, 1999, we changed our name to americabilia.com, Inc. and on September 14, 1999, we conducted a recapitalization through the merger of americabilia.com Nevada with and into Worldwide Collectibles, Inc., a Nevada corporation and a wholly owned subsidiary we formed for the purpose of the merger. We issued a total of 6,115,000 shares of our common stock to the former stockholders of americabilia.com Nevada. In January 2001, we merged Unique Images into Worldwide Collectibles. As americabilia.com, Inc., we engaged in direct Internet merchandising of American-themed collectibles, gifts and memorabilia. On June 25, 2002, we announced our plans to cease business operations.

         On October 4, 2002, we acquired all of the outstanding common stock of Crystalix USA Group, Inc. in exchange for 23,300,000 shares of our common stock and an exclusive technology license from Crystalix Technology, Inc. in exchange for 7,000,000 shares of our Class A preferred stock. We changed our name to Crystalix Group International, Inc. on November 22, 2002 and changed our domicile to Nevada on November 26, 2002.

         On December 23, 2002, we acquired all of the outstanding common stock of Lazer-Tek Designs, Inc. and Lazer-Tek Designs, Ltd. (collectively "Lazer-Tek") in exchange for 1,250,000 shares of our common stock valued at $1,125,000 and an acquisition consulting fee obligation of $400,000. In addition, we loaned $1,000,000 to Lazer-Tek to repay existing debt, which is carried as an intercompany receivable from Lazer-Tek and eliminated in the financial statement consolidation. We also entered into a promissory note for $852,680. Lazer-Tek was acquired for several strategic marketing and operation reasons. With a wide base of corporate awards and gift clients to collegiate giftware and traditional advertising specialty groups, and with a collection of valuable engineered art pieces, Lazer-Tek was poised for market penetration with the added collectibles provided by Crystalix USA. Additionally, our management realized that with our advanced software and laser technologies, we could improve both production time and quality at Lazer-Tek, thereby enhancing the overall operations of Lazer-Tek.

         On December 15, 2002, we executed an agreement to acquire 50% of the ownership interest of Vitro Laser GmbH, a German corporation ("Vitro"), for consideration consisting of cash and the right to acquire shares of our common stock. Vitro manufactures laser-etching equipment used in the glassware industry. No formal agreements were consummated. We had advanced $500,000 to Vitro and have written this amount off during the fiscal year ended December 31, 2003 to other expense due to the uncertainty about successfully completing this acquisition. We sued Vitro and the subsequently settled the litigation.

OUR PRODUCTS

         As a result of our acquisition of Crystalix USA, a Nevada company incorporated on November 9, 2001, and subsequently Lazer-Tek, we are a leading manufacturer, distributor, and marketer of laser subsurface engraved optical quality glass products and laser subsurface engraving equipment. Our principal products are personalized three-dimensional engraved glass blocks that feature the facial image of one or more persons, custom three-dimensional images, and two-dimensional portraits, as well as the laser subsurface engraving equipment. As of December 31, 2004, we had 31 kiosks owned by our independent distributors, and four corporate-owned kiosks in retail shopping malls, resorts, promenades, casinos, and theme parks where our products are engraved and sold. Through our subsidiaries, Lazer-Tek Designs, Inc. and Lazer-Tek Designs, Ltd., we also sell to corporate accounts and other specialty groups, as well as an extensive gift line.

         Our engraving process involves the use of a high-resolution digital camera, a laser image scanner, and two lasers that are configured together by a standard desktop personal computer, using our proprietary software and a Windows operating system. The laser image scanner converts images from the digital camera, a customer's digital image, or a hard copy photograph into a three-dimensional or two-dimensional digitally formatted image that will be engraved into the center of the glass block by the laser. The scanner processes the image from several angles to create a three-dimensional or two-dimensional digital model of the image and plots the points where the laser will be directed to engrave the image in the glass. The scanner and software generally complete the conversion process in 15 to 30 seconds. The glass block is then placed into the laser chamber for engraving. The engraving process generally takes a few minutes or less, depending on the number of images to be engraved, the degree of detail in the images, and whether titles, names, or other materials are to be added with the images.

         The image can be engraved into glass blocks of different sizes and shapes. The suggest retail price of the engraved glass ranges from $59 to $400, depending on the size of the glass block and number of images to be engraved, with a typical glass block retailing for $100 to $150. Engraved glass pieces for corporate customers carry suggest retail prices from $19 to as much as several thousands of dollars. We also offer a variety of accessories and bases on which to display the engraved glass blocks.

PRODUCT LINES

         There are numerous applications for our engraving system. We are currently focusing on the following product lines:

           o    two-dimensional portraits;
           o    corporate/award items;
           o    giftware;
           o    three-dimensional facial images;
           o    two-dimensional images;
           o    licensed images and logos;
           o    tabletop items; and
           o    gallery pieces.

DISTRIBUTION

         We sell our products
           o    to corporate distributors;
           o    to mass marketing organizations, such as QVC;

           o through retail kiosks owned by us and by our independent distributors;
           o    through college catalogs and bookstores;
           o    through photo distributors and retail outlets; and
           o    through art galleries.

         PHOTO INDUSTRY. As of December 2004, we are producing our two-dimensional portrait products for a national portrait studio in over 900 of its stores. Entering 2005, we are in negotiations with other national portrait studios as the two-dimensional portrait demand continues to grow at a rapid pace. We are focused on building strategic relationships in this industry and will aggressively continue to seek market share. We believe our unique software platform allows companies to merge seamlessly photography and image data via the Internet, thus providing photographers of any size the ability to offer our product with little or no additional overhead.

         CORPORATE SALES. With the acquisition of Lazer-Tek and the presence of Crystalix USA at the industry trade shows, corporate application of our laser engraved products for awards, gifts and presentation has been widely accepted. We believe our quality and visibility has secured us as one of the leading suppliers of subsurface imaged glass to the promotional products industry.

         INFINITY BUYING CLUBS. We have been aggressively pursuing mass marketing organizations such as NASCAR, the National Basketball Association, Major League Baseball, and the Kentucky Derby, and have sold products to these organizations or teams within these organizations. With wholesale and retail ability available in these venues, we will explore large sales opportunities for our entire market lines.

         RETAIL KIOSKS. The kiosks typically occupy no more than 120 square feet and can be operated by only one or two employees. As of December 31, 2004, the following kiosks were in operation by our independent distributors:

        ------------------------------------------------------------------------
        DATE OPENED              LOCATION
        ------------------------------------------------------------------------
        March 2002               DFS Galleria - Honolulu, Hawaii
        ------------------------------------------------------------------------
        May 2002                 Park Meadows Mall - Parker, Colorado
        ------------------------------------------------------------------------
        May 2002                 First Street Station - Rehoboth Beach, Delaware
        ------------------------------------------------------------------------
        May 2002                 Mall of America - Bloomington, Minnesota
        ------------------------------------------------------------------------
        June 2002                Desert Passage, Aladdin - Las Vegas, Nevada
        ------------------------------------------------------------------------
        August 2002              Tacoma Mall - Tacoma, Washington
        ------------------------------------------------------------------------
        September 2002           Dubai International Airport - Dubai, United
                                 Arab Emirates
        ------------------------------------------------------------------------
        November 2002            Fisherman's Wharf - Monterey, California
        ------------------------------------------------------------------------
        November 2002            1145 Prospect Street - La Jolla, California
        ------------------------------------------------------------------------
        November 2002            3rd Street Promenade - Santa Monica, California
        ------------------------------------------------------------------------
        November 2002            Disney Arribas - Orlando, Florida
        ------------------------------------------------------------------------
        November 2002            622 Royal Street - New Orleans, Louisiana
        ------------------------------------------------------------------------
        December 2002            Stratosphere Shops - Las Vegas, Nevada
        ------------------------------------------------------------------------
        December 2002            Beach Towers - Atlantis Paradise Island Resort,
                                 Nassau, Bahamas
        ------------------------------------------------------------------------
        February 2003            Crystalix of Henderson - Henderson, Nevada
        ------------------------------------------------------------------------
        February 2003            Harrah's Carnival Court - Las Vegas, Nevada
        ------------------------------------------------------------------------
        February 2003            Prudential Center Marketplace - Boston,
                                 Massachusetts
        ------------------------------------------------------------------------
        April 2003               Chicago - Gurnee, Illinois
        ------------------------------------------------------------------------
        April 2003               Burlington Mall - Burlington, Massachusetts
        ------------------------------------------------------------------------
        April 2003               Harrahs - Laughlin, Nevada
        ------------------------------------------------------------------------
        April 2003               Village Shops - Gatlinburg, Tennessee
        ------------------------------------------------------------------------
        November 2003            Bluewater - Greenhithe - Ken, United Kingdom
        ------------------------------------------------------------------------
        December 2003            Deira City Center - Dubai, United Arab Emirates
        ------------------------------------------------------------------------
        December 2003            The Square - Tallaght - Dublin, Ireland
        ------------------------------------------------------------------------
        December 2003            ABC Shopping Mall - Beirut, Lebanon
        ------------------------------------------------------------------------
        December 2003            Monte Casino - Johannesburg, South Africa
        ------------------------------------------------------------------------
        February 2004            OCBC Center  - Singapore, Singapore
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------
        DATE OPENED              LOCATION
        ------------------------------------------------------------------------
        February 2004            Marafi Building - Kuwait
        ------------------------------------------------------------------------
        May 2004                 Pacific Fair - Broadbeach - Queensland,
                                 Australia
        ------------------------------------------------------------------------
        June 2004                Mid Summer Arcade - Central Milton
        ------------------------------------------------------------------------
        September 2004           The Grosvenor Shopping Center - Chester, United
                                 Kingdom
        ------------------------------------------------------------------------

         We also had the following company-owned retail locations:

        ------------------------------------------------------------------------
        DATE OPENED              LOCATION
        ------------------------------------------------------------------------
        November 2003            Jervis Shopping Center - Dublin, Ireland
        ------------------------------------------------------------------------
        September 2004           Sony Center - Berlin, Germany
        ------------------------------------------------------------------------
        December 2004            Blanchards Town - Dublin, Ireland
        ------------------------------------------------------------------------
        December 2004            Harvey Norman Store - Dublin Ireland
        ------------------------------------------------------------------------


         INDEPENDENT DISTRIBUTORS. Through our software license, we grant our independent distributors a non-exclusive right to operate our laser engraving system during the a specified term and any extensions thereof in an identified exclusive territory. We also make available to our independent distributors glass blanks, light bases, collection images, and related products from us or a pre-approved vendor to assure quality.

         In 2004, we paid royalties for many of our independent distributors that were not current with Norwood's licensing requirements. As a result of this action, we are currently re-negotiating licensing agreements to bring all independent distributors into compliance. While this has had a negative effect on revenues in the short term, we believe this should be corrected by the end of the first quarter of 2005. Our independent distributors can extend the terms of their agreements if they are in good standing under the new lease/licensing agreements and reach a royalty settlement. We did not allow any new independent distributors in the United States during the restructuring period of 2004.

         COLLEGE CATALOGS AND BOOKSTORES. We manufacture certain licensed articles under the line name of "Collegiate Crystal". The line consists of laser reproductions of collegiate logos, mascots, buildings, and landmarks inside of high-quality glass cubes pursuant to orders from our collegiate distributor, Jardine Associates. We plan to expand this line by the end of the third quarter of 2005.

         INTERNATIONAL OPERATIONS. Crystalix USA formed a wholly owned subsidiary on October 24, 2002, Crystalix Imaging Limited, doing business as Crystalix Europe, to explore the marketability for corporate owned locations in the western European countries of Ireland, England and France. Through December 2004, Crystalix Europe opened locations in Dublin, Ireland, with independent distributors. These locations are being well received and we plan to open other locations worldwide. In addition, our production facility in Berlin, Germany, has a kiosk at the Sony Center, which has also been very well received and generated numerous inquiries for kiosk sales that will be pursued in 2005.

SUPPLIERS

         The equipment components for our laser engraving system are available from several suppliers. Currently, we use a Minolta high-resolution digital camera and laser image scanner, a laser that uses neodymium: yttrium aluminum garnet (Nd:YAG) as the material used for light emission, and a desktop personal computer. We have contracts with many of our equipment suppliers.

         We have secured suppliers in China for our glass blocks, which are lead-free and arsenic-free. We believe that there are only a limited number of suppliers of glass that can meet our needs. We have identified two potential suppliers in the United States, several potential European suppliers, and one other Chinese supplier. The glass that we use has the following characteristics:

    o High transmittance and refraction of light throughout the visible and near infrared spectra;
    o    Extremely low bubble and inclusion content;

    o    Requires no special handling and has stable chemical properties;
    o    Capable of being precision-engraved using available laser technology;
         and
    o    Environmentally acceptable due to absence of lead and arsenic.

INTELLECTUAL PROPERTY

         PATENTS; LICENSES; ROYALTY AGREEMENTS. Our laser engraving system is derived in large part from patents held by others. Laser Design International, LLC ("LDI") had exclusive license rights to a family of patents which govern subsurface decorative laser marking in crystal, glass, and other clear materials. These patents were first filed in 1991 and have been issued in the US and almost every part of the world. LDI recently purchased the patents in February 2003. In addition, LDI has another US patent, which improves on the original claims and more specifically applies them to the use of the process for manufacture of decorative crystal and glass giftware. These patents cover both the process of manufacturing laser-etched crystal giftware, as well as the manufacturing machine and finished giftware products themselves.

         In 1995, LDI issued a license for these patent rights and the underlying technology to Janesville Group, Ltd. of Janesville, Wisconsin, which is now a part of Norwood Promotional Products, Inc., based in Austin, Texas. That license granted certain exclusive rights for manufacture of corporate giftware in North and South America. Norwood Promotional Products, Inc. markets 20 product lines with over 6,000 products through promotional product distributors, and is believed to be the world's largest supplier of promotional products.

         In February 1999, LDI and the Janesville Group, Ltd. granted Lazer-Tek a non-exclusive license for the manufacture and sale of decorative products for the specialty advertising, premium, and retail markets in the US, Canada, Mexico, the United Kingdom, Central America, South America, and the Caribbean. Lazer-Tek pays a royalty of 17% of net sales for annual sales of up to $500,000 and 20% of net sales for annual sales of $500,000 or more. This obligation continues until April 27, 2010.

         In October 2001, LDI granted Crystalix USA a non-exclusive non-transferable license to use this technology for the manufacture and sale of decorative products in the giftware market segments, the wearable jewelry and gemstone material market segments, and the flat glass and architectural glass market segments. LDI also granted us a non-exclusive non-transferable license to manufacture, use, sell and lease laser subsurface engraving machines to LDI subsurface engraving licensees. These licenses granted by LDI are subject to the limitation that our activities cannot conflict with the exclusive rights granted to the Janesville Group unless the Janesville Group expressly agrees in writing to allow the activity. We paid LDI $25,000 for the license and are obligated to pay LDI a royalty of 10% of the net sales for decorative products sold to all market segments except the flat glass and architectural glass market segments. For those sales, the royalty rate is 3% of net sales. The obligation to pay royalties continues until April 27, 2010 or termination of the license agreement. By letter dated January 1, 2002, LDI agreed that our royalty obligations shall be no higher than $3.00 per block, recognizing that our business included facial marking and three-dimensional imaging improvements that are outside of the patents licensed to us.

         In addition to the patents described above, we have the exclusive worldwide rights to other proprietary technology. Rainer Eissing, our chief executive officer, has developed certain facial marking and three-dimensional imaging improvements that are outside of the engraving patents licensed by us. We obtained the rights to Mr. Eissing's technology by issuing Crystalix Technology 7,000,000 shares of our Class A preferred stock.

         We are currently negotiating with LDI to purchase its patents and anticipate completion of the negotiations by February 2005.

         Lazer-Tek has an interest in US Patent No. 6,087,617 - computer graphics system for generating an image reproducible inside optically transparent material.

         TRADEMARK AND TRADE NAME. In January 2003, we applied for federal trademark registration of Crystalix and the diamond logo (serial number 76/489692). As of the date of this prospectus, such registration has not been obtained. We hold Nevada trademarks on the Crystalix name.

         Lazer-Tek has the following federally registered trademarks:

            o   For "LTD" -  No. 2,021,941 registered December 10, 1996
            o   For "Collegiate Crystal" - No. 2,504,803 registered November 6,
                2001
            o   For "Photocrystals" - No. 2,787,498 registered November 25, 2003

COMPETITION

         We compete generally with many other manufacturers and retailers in the giftware industry and specifically with those who offer personalized and engraved products. With regard to manufacturers of laser subsurface engraved optic glass items, we are aware of other competitors in the United States, but only a few that comply with the patents described above.

         There are several companies that offer laser subsurface engraved glass products for sale to the public. However, many only offer decorative glass pieces that are already engraved, as opposed to offering custom-engraved products.

         We believe that we are the leading "branded" manufacturer and retailer of laser subsurface engraved optic glass in the US industry, due to the breadth of our product lines and methods of distribution.

         We believe that we compete on the basis of

            o   Image quality, definition and accuracy;
            o   Crystal quality;
            o   Crystal selection;
            o   Production/turnaround times;
            o   Retail location and accessibility; and
            o   Creativity with respect to the art image and glass shape

RESEARCH AND DEVELOPMENT

         During the fiscal years ended December 31, 2003 and 2002, we spent $397,067 and $416,684, respectively, on research and development activities.

GOVERNMENT REGULATION AND COMPLIANCE WITH ENVIRONMENTAL LAWS

         We and our independent distributors are subject to the type of government regulation typically associated with the operation of retail locations. These regulations pertain to the safe operation of the retail space, wages and working conditions for employees, and the proper collection of various taxes. We do not believe that compliance with these regulations presents any unusual hardship or cost.

         Compliance with environmental laws generally does not affect our business.

EMPLOYEES

         As of December 31, 2004, we employed a total of 31 persons, of which 25 were full-time. None of our employees is covered by a collective bargaining agreement.

FACILITIES

         Our principal offices are located at 5275 South Arville Street, Suite B-116, Las Vegas, Nevada 89118. We lease approximately 12,000 square feet within three centrally located buildings. We are currently in discussions to renegotiate lease agreements to expand operations and reduce costs.

LEGAL PROCEEDINGS

         On February 12, 2003, Vitro Laser Group USA, Inc. ("Vitro") and Kenneth Morrison filed an original petition and application for injunctive relief in the District Court of Dallas County, Texas, against Vitro Laser GmbH and us. The plaintiffs allege that Vitro and we wrongfully took two laser systems. The plaintiffs seek a temporary and permanent injunction enjoining, prohibiting, and restraining Vitro and us from interfering with plaintiffs' rights in the laser systems and in their business facilities and operations. In addition, the plaintiffs seek from us exemplary damages for conversion of the equipment, statutory damages of $2,000 and attorneys' fees for theft of the laser systems, actual damages for unjust enrichment, and actual and exemplary damages for tortious interference with plaintiffs' contract with Vitro. With respect to Vitro, the plaintiffs seek exemplary damages for fraud, actual damages for negligent misrepresentation, actual damages and attorneys' fees for breach of contract, and actual damages for breach of fiduciary duty. Vitro asserts that it was not properly served and that it is not amenable to suit or service in the United States since it is a German company. We have filed a special appearance in the lawsuit to contest the court's jurisdiction over it. The court found that the court had jurisdiction over us and we have appealed that ruling. If we are unsuccessful in our jurisdictional challenge, we intend to assert that we took possession of the equipment at the request of Vitro, with Vitro asserting ownership over the equipment due to plaintiffs' failure to pay for the equipment. Management, together with Vitro, plans to vigorously defend this matter and since this matter is in its preliminary stages, no amounts have been accrued in the accompanying consolidated financial statements, as such amounts are not estimable.


                                   MANAGEMENT

OFFICERS, DIRECTORS AND KEY EMPLOYEES

         Our executive officers, directors, and key employees are:

         NAME                       AGE    POSITION

         Kevin T. Ryan              54     Chief Executive Officer and Director

         Doug Lee                   40     President

         Rainer Eissing             47     Chief Technical Officer and Director

         Robert McDermott           58     Executive Vice President, Treasurer,
                                           Chief Financial Officer and Director

         Oswaldus Van Dam           47     Director of Technical Operations,
                                           Assistant Secretary and Director

         Patty Hill                 46     Corporate Secretary, Vice President
                                           Finance and Administration and
                                           Controller

         John Lais                  49     Vice President Sales and Chief
                                           Marketing Officer

         Marc Janssens              49     Director

         Tamer Muftizade            51     Director

         John S. Woodward           52     Director

         Our shareholders elect our directors annually and our board of directors appoints our officers annually. Vacancies in our board are filled by the board itself. Set forth below are brief descriptions of the recent employment and business experience of our executive officers and directors.

KEVIN T. RYAN, CHIEF EXECUTIVE OFFICER AND DIRECTOR

         Mr. Ryan was the president of Lazer-Tek Designs from February 2002 until its acquisition by us in December 2002. He became our president and chief executive officer and a director in July 2004 and then resigned as president in January 2005. Since January 1998, he has served as president of Ryan Capital Management and Charan Industries, Inc., Westbury, New York. Charan Industries, Inc. is currently involved in construction and redevelopment, product line development for coin-operated games and the food and beverage industry, and special situations in hotel and marina operations. From 1992 to 1996, Mr. Ryan was the president of Bowling Corporation of America, a subsidiary of Charan. During that period, Charan's bowling, leisure, and gaming activities accounted for 80% of Charan's corporate sales and had 4,000 full and part-time employees. In 1996, Bowling Corporation of America was sold to AMF, Inc. Mr. Ryan also serves as president of McCary & Rood, an international trading company, since January 1999.

DOUG LEE, PRESIDENT

         In January 2005, Mr. Lee was elected as president to succeed Mr. Ryan. Immediately prior to his election, he was our executive vice president and director of operations. Mr. Lee joined us in December 2002, when we acquired Lazer-Tek Designs. Mr. Lee served as executive vice president for Lazer-Tek Designs from November 1999 to the acquisition date, where he managed operations and directed marketing and sales. He pioneered several product categories, including "Collegiate Crystal". In the 1990's, he founded TD Sports, which organized training camps sponsored by corporations in the Midwest. He is a frequent motivational speaker and has extensive experience in the media. Since 1988, he has co-hosted a National Football League radio show, as well as served as color commentator for several professional and collegiate sporting events. Mr. Lee also served as an advisor during the National Basketball Association collective bargaining agreement in the mid 1990's. He has been the co-owner of Springboard Agency, a web and marketing company based in Dallas, Texas, since June 2004. Mr. Lee was involved in professional basketball from 1988 to 2000 as a player and consultant. He played in the National Basketball Association and several teams in Europe, as well as Israel and Japan. He has served on several boards including Fellowship of Christian Athletes of Nevada from 2001 to 2002, and is currently serving a second 4-year term on the advisory council for Purdue University. Mr. Lee attended Texas A&M University and Purdue University where he received a BS in RHI Business with "Big Ten" Academic Honors.

RAINER EISSING, CHIEF TECHNICAL OFFICER AND DIRECTOR

         Mr. Eissing has been our executive vice president and chief technical officer since July 2004. He previously served as chairman of the board of directors and chief executive officer from October 2002 to July 2004. He has been a director since October 2002. He is the developer of the 3-D software and the laser unit used by Crystalix. Mr. Eissing founded Crystalix USA in 2001 and Crystalix GmbH Berlin in 1997 and has served as the chief executive officer of both companies since their inception. Mr. Eissing was a founder of EWS Rainer Eissing, a German laser development company that has provided consulting services to electronic manufacturers since 1994. Mr. Eissing is the holder of four patents, including two German patents involving our technology. Mr. Eissing received a doctorate degree in electrical engineering from the TU Institute of Electro Technical Engineering in Berlin, Germany. Mr. Eissing has not served for any directorships in any other reporting companies.

ROBERT MCDERMOTT, EXECUTIVE VICE PRESIDENT, TREASURER, CHIEF FINANCIAL OFFICER AND DIRECTOR

         Mr. McDermott has been our executive vice president, treasurer, chief financial officer, and a director since July 2004. He has been involved in all business ventures of Charan Industries, Inc. and Ryan Capital Management for over 25 years. Mr. McDermott is a certified public accountant and brings both domestic and international finance expertise to our company.

OSWALDUS ("EDGAR") VAN DAM, DIRECTOR OF TECHNICAL OPERATIONS, ASSISTANT SECRETARY, DIRECTOR OF TECHNICAL OPERATIONS AND DIRECTOR

         Mr. Van Dam has been a director since February 2003 and the vice president and assistant secretary since July 2004. He served as the director of technical operations of Crystalix USA from July 2002 and now serves in that capacity for us. In 1989, Mr. Van Dam founded Van Dam European, an automobile dealership located in San

Francisco, California. He served as its general manager until joining Crystalix USA in 2002. Mr. Van Dam has not served as a director for any other reporting companies.

PATTY HILL, CORPORATE SECRETARY, VICE PRESIDENT FINANCE AND ADMINISTRATION AND CONTROLLER

         Ms. Hill has been the controller of Lazer-Tek since October 2002 and became our controller in December 2002. She became our corporate secretary and vice president finance and administration in July 2004. From November 2000 to April 2002, she was the controller for 1st National Processing, Inc., a credit card processing company in Las Vegas, Nevada, where she was responsible for development, implementation, and management of internal accounting for that company. Ms. Hill was the controller for Forefront, Inc., a multinational software corporation in Clearwater, Florida, from January 1997 to September 2000. From July 1994 to November 1996, she was the assistant business manager for Citicaster, Inc./WTSP-TV in St. Petersburg, Florida. From May 1986 to May 1994, she worked for companies in St. Paul, Minnesota, in management accounting. Ms. Hill received a bachelor of science degree as an accounting major from the University of Minnesota School of Management.

JOHN LAIS, VICE PRESIDENT SALES AND CHIEF MARKETING OFFICER

        Mr. Lais has been our vice president sales and chief marketing officer since July 2004. He manages our sales, marketing, advertising, and licensing efforts for our domestic and worldwide efforts. From July 2002 to October 2003, Mr. Lais was executive vice president of business development, licensing and sponsorships for TicToc, a division of Omnicom Group Inc. in Dallas, Texas. During the period from August 2001 to July 2002, Mr. Lais did sales and management consulting independently in Dallas, Texas. He was senior vice president of business development for HALO Industries, Dallas, Texas, from February 2001 through August 2001. From June 1989 through January 2001, he was founded and president of Image Marketing, a sales promotion and marketing company located in Dallas, Texas. Mr. Lais received a bachelor of science degree in kinesiology and physical education from Pepperdine University in 1979.

MARC JANSSENS, DIRECTOR

         Mr. Janssens has been a director since October 2002. He also served as our secretary and treasurer from October 2002 to March 2003 and our president from March 2003 to April 2003. Mr. Janssens has served as the secretary and treasurer of Crystalix USA since its inception in November 2001. From 1995 to 2001, Mr. Janssens served as the director of marketing and sales for Spartacus Management Company, Inc., an advertising and promotional company in Chatsworth, California, that manufactured promotional logo recognition products. In 1990, Mr. Janssens founded Benchmarc Communications, Chatsworth, California, and served as its president to 1995. Benchmarc Communications provided organization services for US conventions and international incentive travel. From 1986 to 1990, Mr. Janssens was a sales and marketing officer for United States Lines-International Container Transport. From 1982 to 1986, Mr. Janssens served as an account executive for McCann-Erickson Advertising Group in Brussels, Paris and Amsterdam, where he was responsible for advertising accounts such as BMW, Benelux, Tupperware Europe, Van Heusen Fashions, Opel Automotive, and Proctor and Gamble. Mr. Janssens received a bachelor's degree in marketing and advertising sciences from the Stedelijk Instituut in Brussels, Belgium and graduated from Antwerp Atheneum, Belgium (a three-year course), having studied business English and business German. Mr. Janssens has not served as a director for any other reporting companies.

TAMER MUFTIZADE, DIRECTOR

         Mr. Muftizade has been a director since July 2004. He is a fellow of the Institute of Chartered Accountants in England and Wales, with more than 25 years of audit and finance experience in industry and with large public accounting firms, with specific focus in the areas of manufacturing, banking and investment, oil and gas, and construction. From September 1997 through October 2002, he was a director of ASNA Holdings Ltd. in Istanbul, Turkey. In October 2002, he became a director of Crystalix Imaging Limited, our subsidiary in Dublin, Ireland. Mr. Muftizade received a bachelor of arts degree from the School of Business Studies, London Guildhall University in 1974, became an associate member of the Institute of Chartered Accountants in England and Wales in 1977, a fellow in 1983, and has held the Institute's public practicing certificate since 1985.

JOHN S. WOODWARD, DIRECTOR

         Mr. Woodward became a director in February 2003 and served as our president from April 2003 to July 2004. Mr. Woodward is a semi-retired estate planning attorney, and has been licensed in California since 1980. He joined Crystalix USA in the spring of 2002 as a partner in one of the company-owned locations at the Forum Shops at Caesars Palace in Las Vegas, Nevada. Mr. Woodward received a degree in psychology from the University of Southern California and his law degree from Southwestern School of Law. He participates on boards of many foundations and charitable organizations and consults to a limited number of clients.


                             EXECUTIVE COMPENSATION

         The following table sets forth information the remuneration of our chief executive officers and our four most highly compensated executive officers who earned in excess of $100,000 per annum during any part of our last three fiscal years:

                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------
                                                                             LONG TERM COMPENSATION
                                                                      ------------------------------------
                                ANNUAL COMPENSATION                            AWARDS             PAYOUTS
                   ------------------------------------------------------------------------------------
                                                           OTHER     RESTRICTED   SECURITIES
    NAME AND                                              ANNUAL        STOCK     UNDERLYING      LTIP      ALL OTHER
    PRINCIPAL      FISCAL                                COMPENSA-     AWARD(S)     OPTIONS/      PAYOUTS   COMPENSA-
    POSITION        YEAR    SALARY ($)       BONUS ($)    TION($)         ($)       SARS (#)        ($)      TION ($)
-------------------------------------------------------------------------------------------------------------------------
 Kevin T. Ryan      2004        -0-            -0-          -0-          -0-          -0-          -0-          -0-
    (1)<F1>
-------------------------------------------------------------------------------------------------------------------------
     John S.        2004        -0-            -0-          -0-          -0-          -0-          -0-          -0-
    Woodward,       2003    170,000 (3)<F3>    -0-          -0-          -0-          -0-          -0-          -0-
    President
    (2)<F2>
-------------------------------------------------------------------------------------------------------------------------
 Rainer Eissing,    2003      189,450          -0-          -0-          -0-          -0-          -0-        -0-(4)<F4>
      Chief         2002      226,000          -0-          -0-          -0-        800,000        -0-        -0-(4)<F4>
   Technol-
  ogy Officer
 (5)<F5> (6)<F6>
-------------------------------------------------------------------------------------------------------------------------
Armin Van Damme,    2003      78,170           -0-          -0-          -0-          -0-          -0-        232,700
  President         2002      218,584          -0-          -0-          -0-        800,000        -0-        -0-(4)<F4>
 (6)<F6> (7)<F7>
-------------------------------------------------------------------------------------------------------------------------
 Othmar Van Dam,    2003      95,637           -0-          -0-          -0-          -0-          -0-        205,482
 Executive Vice     2002      199,885          -0-          -0-          -0-        800,000        -0-        -0-(4)<F4>
   President
 (6)<F6> (7)<F7>
-------------------------------------------------------------------------------------------------------------------------
 Gary R. Moore,     2002        -0-            -0-          -0-          -0-          -0-          -0-          -0-
   President
   (8)<F8>
-------------------------------------------------------------------------------------------------------------------------
---------------

(1)<F1>  Mr. Ryan became our president and chief executive officer in July 2004.
(2)<F2>  Mr. Woodward was our president from April 2003 to July 2004.
(3)<F3> We issued Mr. Woodward 340,000 shares of common stock valued at $170,000 for his services.
(4)<F4> Does not include the value of a car furnished by us for use by Rainer Eissing, Armin Van Damme, and Othmar Van Dam.
(5)<F5> Includes amounts paid to Mr. Eissing through his company. See "Certain Relationships and Related Transactions."
(6)<F6> Such officers commenced their employment with us on October 4, 2002. The compensation shown includes that paid by Crystalix USA Group in 2002.
(7)<F7>  Such officers resigned in February 2003.
(8)<F8>  Mr. Moore was the President from September 1999 to October 2002.

         Stock options granted to Armin Van Damme and Othmar Van Dam were relinquished in 2003. Stock options granted to Rainer Eissing were cancelled in 2004. There were no stock options granted in 2003 and no options are outstanding at December 31, 2004.

COMPENSATION OF DIRECTORS

         Directors do not receive compensation but are reimbursed for their expenses for each meeting of the board that they attend.

STOCK OPTION PLANS

         We do not have any stock option plans at this time, but plan to adopt a plan for our employees in the near future.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides certain information as to our officers and directors individually and as a group, and the holders of more than 5% of our common stock, as of December 31, 2004. Except as otherwise indicated, the persons named in the table have sole voting and investing power with respect to all shares of stock owned by them.

                         AMOUNT OF BENEFICIAL OWNERSHIP
                                                                                   TOTAL ASSUMING
    NAME AND ADDRESS OF                                     CLASS A PREFERRED      CONVERSION OF           PERCENT
    BENEFICIAL OWNER (1)<F1>        COMMON STOCK                   STOCK          PREFERRED STOCK       OF CLASS (2)<F2>

Kevin Ryan                        29,633,401(3)<F3>(4)<F4>     3,637,500 (3)<F3>   66,008,401 (3)<F3>       72.0%
3950 E. Patrick Lane
Suite 101
Las Vegas, NV 89120

Rainer Eissing                       5,825,000                    962,100            15,446,000             20.1%

John S. Woodward                   4,283,175 (4)<F4>              800,000            12,283,175             15.3%

CMKXTREME.COM                      7,040,743 (4)<F4>                 0               7,040,743              8.4%
136 Arbor Way
Henderson, NV  89074

Marc Janssens                        2,796,000                    110,000            3,896,000              5.1%

Oswaldus Van Dam                     1,631,000                    200,000            3,631,000              4.7%

Robert McDermott                         0                        100,000            1,000,000              1.3%

Tamer Muftizade                       428,572                     40,000              828,572               1.1%

Doug Lee                              175,000                     12,500              300,000               0.4%

Patty Hill                               0                        10,000              100,000               0.1%

John Lais                                0                           0                   0                   --

All officers and directors         33,520,148 (4)<F4>            3,800,000           71,520,148             75.4%
as a group (10 persons)

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each person beneficially owning more than 5% of our common stock is c/o Crystalix Group International, Inc., 5275 South Arville, Suite B-116, Las Vegas, Nevada 89118.

(2)<F2> Percentages are based on 37,632,192 shares of common stock outstanding and 3,920,000 shares of Class A preferred stock outstanding before the offering, for a fully diluted total of 76,832,192 shares. If a person listed on this table has the right to obtain additional shares of common stock within sixty (60) days from December 31, 2004, the additional shares are deemed to be outstanding for the purpose of computing the


                                       26



         percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(3)<F3> Includes shares owned by Rainer Eissing, John W. Woodward, Marc Janssens, and Oswaldus Van Dam, since they have granted Ryan Capital Management, Inc. an irrevocable proxy to vote their shares. Ryan Capital Management, Inc. is owned and controlled by Kevin Ryan. The proxy expires upon the later of (i) December 1, 2004, or (ii) 90 days after repayment in full of all amounts owed by us to the bridge lender, Kevin Ryan (or assignee), and John S. Woodward (or assignee). Also includes 1,875,000 shares issuable upon exercise of a warrant.

(4)<F4> Includes shares issuable upon payment of principal and interest on notes through March 1, 2005 and exercise of warrants, assuming that no payments of interest have been made on the notes.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Other than as disclosed below, none of our present directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, senior officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us.

         RAINER EISSING. During the years ended December 31, 2003 and 2002, purchases of equipment from Entwicklungen Werbetechnik Software, a company wholly-owned by Rainer Eissing, amounted to approximately $19,046 and $2,160,000, respectively. Included in accounts payable and accrued expenses at December 31, 2003 and 2002 are approximately $0 and $115,000 due to EWS, respectively. This related party vendor does not have any formal agreement. Management believes that these transactions are negotiated at arm's length. During the year ended December 31, 2003 and 2002, purchases of technology consulting services from EWS amounted to approximately $0 and $191,000, respectively. In 2003, Mr. Eissing was paid $189,450 through his company, Innovative Motions. We have included these amounts in the Summary Compensation Table in "Executive Compensation" above.

         JOHN S. WOODWARD. On December 20, 2002, we borrowed $1,500,000 from John S. Woodward. At the time of the loan, Mr. Woodward was not an officer or director of our company. He became a director in February 2003. The note accrued interest at the annual rate of 7-1/8% but provided for an increase in order to maintain a 4% margin above Mr. Woodward's borrowing rate. Interest was payable on the first day of each month, beginning January 1, 2003. The note was originally due June 30, 2003 and secured by all of the assets and our ownership interest in Lazer-Tek Designs, Ltd. Mr. Woodward agreed to extend his note to January 20, 2004 in exchange for guaranteed interest. We issued a total of 1,000,000 shares of our common stock to Mr. Woodward, 660,000 of which were for the extension of the repayment terms and 340,000 of which were for his services.

         On July 21, 2004, we issued a convertible promissory note to Mr. Woodward in the amount of $1,824,000, which represents principal due on a previously issued note payable in the amount of $1,343,722 plus accrued interest in the amount of $480,279. This note bears interest at 10% per annum and calls for monthly interest payments from August 1, 2004 to December 1, 2004. Beginning on January 1, 2005, this note requires monthly principal payments of $50,405 plus accrued interest with any unpaid principal and interest due on July 1, 2007. The monthly principal and interest payments can be paid with shares of our common stock at the option of the holder. The conversion price is the lesser of the average closing price of our common stock five business days immediately prior to the conversion notice or $0.08. We have agreed to register the shares issuable upon conversion of this note.

         ARMIN VAN DAMME. In April 2003, we entered into an agreement with Armin Van Damme, a former officer and director and founder of Crystalix USA Group, to transfer the four company-owned retail locations in Las Vegas for the surrender of all of his Class A preferred stock and common stock remaining after permitted transfers of the common stock. As a result of this transaction, we have canceled 5,126,000 shares of common stock and 1,540,000 shares of Class A preferred stock owned by Mr. Van Damme and removed the net book value of the assets related to the four company-owned retail location in the amount of $237,826. In addition, Mr. Van Damme resigned as an employee of the company and agreed to assume liability of the lease of his automobile, which had been leased by the company, and liability of the lease of office space at 5720 South Arville, Suite 114, Las Vegas, Nevada. The transfer was effective as of April 28, 2003. No gain or loss was recognized from this related party transaction. Mr. Van Damme was to pay us a license fee of 5% of gross sales generated from the transferred locations and agreed to purchase all supplies and equipment needed for the operation of the locations from us at its cost plus 10%. The agreement provided for termination by us upon 30 days' prior written notice in the event of Mr. Van Damme's failure to make payments or submit reports on a timely basis.

         As a result of a settlement agreement with us, which was made effective in November 2003, this agreement was declared null and void. Under the terms of the settlement, Mr. Van Damme is to keep the locations and the equipment at the locations. However, it is contemplated that he will replace the equipment and arrange for his own licensing of the proprietary technology within six months. While our equipment is in his possession, he is to pay a flat licensing and royalty fee of $500 per month per laser. Armin Van Damme is the brother of Oswaldus Van Dam, one of our current officers and directors.

         OTHMAR VAN DAM. In April 2003, we entered into an employment agreement with Othmar Van Dam, a former officer and director and founder of Crystalix USA Group. He is the brother of Oswaldus Van Dam, one of our current officers and directors. Mr. Van Dam was to serve as our head of Marketing and Development of Affiliate Sales Locations for a three-year term beginning April 1, 2003 at a base salary of $120,000. In addition, Mr. Van Dam was to receive a performance bonus equal to 5% of the gross revenues generated by the Company through its affiliate locations. In consideration for the employment agreement, Mr. Van Dam surrendered all of his Class A preferred stock and agreed to reduce his ownership of common stock to 4.9%. Upon Mr. Van Dam's resignation, his employment was terminated in May 2003. As a result of a settlement agreement with us, which was made effective in November 2003, Othmar Van Dam relinquished all of his stock in the company.

         KEVIN RYAN. In connection with the Lazer-Tek acquisition, we owed Kevin Ryan, a former creditor of Lazer-Tek, the principal amount of $1,252,680, consisting of $852,680, which was due April 1, 2003, and $400,000 owed to Kevin Ryan in quarterly payments beginning April 1, 2003 for consulting fees. Neither of these obligations was paid. Mr. Ryan obtained a Writ of Possession entitling him to all of our assets as of June 2, 2003.

         We entered into a consulting agreement with McCary & Rood dated May 28, 2003 under which Kevin Ryan provided advice to the President and CEO of the company pertaining to all matters including acquisitions, management, marketing, financial controls and other financial matters; settlement of disputes with creditors and former officers and directors; relations with affiliates; and other matters as may be requested by us. As compensation for the satisfactory performance by Mr. Ryan under the agreement, we agreed to pay a fee of $20,000 per month that Mr. Ryan performed as determined by us. This agreement was terminated effective July 31, 2004.

         In addition to the two obligations described above, through December 31, 2003, Kevin Ryan had advanced a total of $823,675 to us under a revolving line of credit agreement dated December 1, 2003. Interest on the outstanding balance accrued at 10% per annum and was payable monthly. On December 1, 2003, we entered into a Secured Promissory Note with Kevin Ryan in the amount of $1,010,000. Interest accrued on the note at 10% per annum and was payable monthly. All principal and unpaid accrued interest under the Secured Promissory
Note is due and payable no later than December 1, 2004.

         In December 2003, Rainer Eissing, Marc Janssens, and Oswaldus Van Dam agreed to transfer a portion of their Class A preferred stock to Kevin Ryan, John S. Woodward, and other individuals in consideration of the continuing financial support and involvement of Messrs. Ryan and Woodward and these other individuals. The shares of Messrs. Eissing, Janssens, and Van Dam were reallocated as of July 21, 2004.

         In addition, Rainer Eissing, John S. Woodward, Marc Janssens, and Oswaldus Van Dam granted Ryan Capital Management, Inc. an irrevocable proxy to vote their shares. Ryan Capital Management, Inc. is owned and controlled by Kevin Ryan. The proxy expires upon the later of (i) December 1, 2004, or (ii) 90 days after repayment in full of all amounts owed by us to the bridge lender, Kevin Ryan (or assignee), and John S. Woodward (or assignee).

         On July 21, 2004, we issued a convertible promissory note to Mr. Ryan in the amount of $5,396,764, which represents (a) principal due on two previously issued notes payable in the amounts of $852,680 and $1,010,000, (b) principal due under a revolving credit agreement in the amount of $1,766,500,
(c) principal due under an additional note payable in the amount of $1,500,000 and (d) accrued interest on the above mention obligations in the amount of $267,584. This note bears interest at 10% per annum and calls for monthly principal payments from August 1, 2004 to December 1, 2004 of $45,000. On the last day of the month beginning on August 31, 2004 through November 30, 2004, the accrued interest will be added to the principal amount. Beginning on January 1, 2005, this note requires monthly principal payments of $174,584 with any unpaid principal and interest due on July 1, 2007. The monthly principal and interest payments can be paid with shares of our common stock at the option of the holder. The conversion price is the lesser of the average closing price of our common stock five business days immediately prior to the conversion notice or $0.08. In addition, we granted to Mr. Ryan a warrant to purchase 1,875,000 shares of our common stock. The exercise price is lesser of the average closing price of our common stock five business days immediately prior to the notice of exercise or $0.08. We have agreed to register the shares issuable upon conversion of this note and exercise of the warrant.

         On July 21, 2004, we issued a promissory note to Ryan Capital Management, Inc. (this company is controlled by Kevin Ryan) in the amount of $452,137, which represents principal due on a previously issued note payable in the amount of $400,000 plus accrued interest in the amount of $52,137. This note bears interest at 10% per annum and calls for monthly interest payments from August 1, 2004 to December 1, 2004. Beginning on January 1, 2005, this note requires monthly principal payments of $37,902 plus accrued interest with any unpaid principal and interest due on December 1, 2005.

         On August 1, 2004, we issued a promissory note to McCary & Rood (this company is controlled by Kevin Ryan) in the amount of $280,000, which represents past due consulting fees under a consulting agreement dated May 28, 2003. This note calls for monthly payments beginning August 1, 2004 of $30,000 with any unpaid principal due on May 1, 2005.

         On August 1, 2004, we issued a promissory note to McCary & Rood in the amount of $214,037, which represents past due reimbursable expenses under a consulting agreement dated May 28, 2003. This note calls for monthly payments beginning August 1, 2004 of $30,000 with any unpaid principal due on March 1, 2005.

         FUTURE TRANSACTIONS. All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions. We believe that of the transactions described above have been on terms as favorable to us as could have been obtained from unaffiliated third parties as a result of arm's length negotiations.

         CONFLICTS OF INTEREST. In accordance with the laws applicable to us, our directors are required to act honestly and in good faith with a view to our best interests. In the event that a conflict of interest arises at a meeting of the board of directors, a director who has such a conflict will disclose the nature and extent of his interest to the meeting and abstain from voting for or against the approval of the matter in which he has a conflict.


                            DESCRIPTION OF SECURITIES

GENERAL

         We are authorized to issue of up to 300,000,000 shares of common stock, $0.001 par value per share, 10,000,000 shares of Class A preferred stock, $0.001 par value per share, and 5,000,000 shares of Class B preferred stock, $0.001 par value per share. The following summary does not purport to be complete. You may wish to refer to our Articles of Incorporation and Bylaws, copies of which are available for inspection.

COMMON STOCK

         As of December 31, 2004, there were 37,632,192 shares of common stock issued and outstanding. The board of directors may issue additional shares of common stock without the consent of the common stockholders.

         VOTING RIGHTS. Each outstanding share of common stock is entitled to one vote. The common stockholders do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose.

         NO PREEMPTIVE RIGHTS. Holders of common stock are not entitled to any preemptive rights.

         DIVIDENDS AND DISTRIBUTIONS. Holders of common stock are entitled to receive such dividends as may be declared by the directors out of funds legally available for dividends and to share pro rata in any distributions to holders of common stock upon liquidation or otherwise. However, we have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

PREFERRED STOCK

         As of the date of this prospectus, only 7,000,000 shares of Class A preferred stock have been issued, and 3,920,000 shares are presently outstanding.

         The Class A shares are convertible into 10 common shares for each share of preferred stock and each share of preferred stock is equivalent to the vote of 10 common shares.

         The rights and preferences of the Class B preferred stock is to be established by the board of directors prior to the first issuance with authority to do so being expressly vested in the board in our Articles of Incorporation.

TRANSFER AGENT

         Interwest Transfer Company, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117-5126, serves as the transfer agent and registrar for our common stock.


                              SELLING STOCKHOLDERS

         This prospectus relates to the resale of 48,889,549 shares of common stock issuable upon conversion of or as interest on the $9,220,764 of convertible notes and upon exercise of warrants issued in July and September 2004. We are registering the shares in order to permit the selling shareholders to offer the shares of common stock for resale from time to time. Except for the ownership of the convertible notes and the warrants, the selling shareholders have not had any material relationship with us within the past three years.

         The table below lists the selling shareholders and other information regarding the beneficial ownership of the common stock by the selling shareholders. The second column lists the selling shareholders' beneficial ownership as of September 30, 2005. This amount includes shares issuable upon payment of principal and interest on notes through September 30, 2005 and exercise of warrants, assuming that no payments of interest have been made on the notes. The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

         This prospectus generally covers the resale of at least that number of shares of common stock equal to the sum of (1) the number of shares of common stock to cover principal and interest on the notes through September 30, 2005, and (2) the number of shares of common stock issuable upon exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

         Under the terms of the convertible notes, the selling shareholders only convert that portion of the convertible notes equal to (1) the payment of principal, interest, and any other amounts payable when due, (2) any prepayment tendered by us, (3) the entire amount of the notes upon a sale of 51% or more of our outstanding common stock, or (4) a portion not exceeding $1,000,000 if an event of default occurs. The number of shares in the second column does not reflect the $1,000,000 limitation. The selling shareholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

                                                                                        OWNERSHIP AFTER OFFERING
                                                   NUMBER OF
                                                    SHARES                    SHARES
                                                 BENEFICIALLY              REGISTERED FOR      NUMBER OF
    NAME OF SELLING SHAREHOLDER                  OWNED (1)<F1>(2)<F2>        RESALE (2)<F2>     SHARES            PERCENT
Kevin T. Ryan (3)<F3>                              79,920,025                28,705,025        51,215,000 (4)<F4>  66.7%
John S. Woodward (3)<F3>                           17,020,256                 8,020,256         9,000,000          11.7%
CMKXTREME.COM                                      12,164,268                12,164,268                 0           0%
------------------

(1)<F1> The number of shares of common stock considered beneficially owned by each selling shareholder equals that number of shares of our common stock shares issuable upon payment of principal and interest on notes through September 30, 2005 and exercise of warrants, assuming that no payments of interest have been made on the notes, plus shares of common stock and preferred stock presently owned.

(2)<F2> The selling shareholders may sell up to 48,889,549 shares of our common stock under this document. As described above, they may convert only that portion of the convertible notes equal to (1) the payment of principal, interest, and any other amounts payable when due, (2) any prepayment tendered by us, (3) the entire amount of the notes upon a sale of 51% or more of our outstanding common stock, or (4) a portion not exceeding $1,000,000 if an event of default occurs.

(3)<F3> Kevin Ryan and John Woodward are officers and/or directors of our company.

(4)<F4> Includes shares owned by Rainer Eissing, John W. Woodward, Marc Janssens, and Oswaldus Van Dam, since they have granted Ryan Capital Management, Inc. an irrevocable proxy to vote their shares. Ryan Capital Management, Inc. is owned and controlled by Kevin Ryan. The proxy expires upon the later of (i) December 1, 2004, or (ii) 90 days after repayment in full of all amounts owed by us to the bridge lender, Kevin Ryan (or assignee), and John S. Woodward (or assignee). Also includes 1,875,000 shares issuable upon exercise of a warrant.


                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock issuable upon conversion of the convertible notes and upon exercise of the warrants to permit the resale of the shares of common stock by the holders of the convertible notes and the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

         The selling shareholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

         (1) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,
         (2)   in the over-the-counter market,
         (3) in transactions otherwise than on these exchanges or systems or in the over-the-counter market,
         (4) through the writing of options, whether such options are listed on an options exchange or otherwise, or
         (5)   through the settlement of short sales.

         If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, brokers-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective and a copy of this prospectus is delivered in connection with the short sale. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

         The selling shareholders may pledge or grant a security interest in some or all of the convertible notes, warrants, or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to the prospectus. The selling shareholders also may transfer or donate the shares of common stock in other circumstances, in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of the prospectus.

         The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

         Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

         The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

         We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement estimated to be $25,000 in total, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any. In connection with sales made pursuant to this prospectus, we will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, or the selling shareholders will be entitled to contribution, in accordance with the registration rights agreement. We will be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholders for use in this prospectus, or we will be entitled to contribution, in accordance with the registration rights agreement.

         Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.


                                  LEGAL MATTERS

         Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado, has given an opinion on the validity of the securities.


                                     EXPERTS

         We have included the financial statements of the company as of December 31, 2003, and for the years ended December 31, 2003 and 2002, in reliance upon the report of Stonefield Josephson, Inc., independent certified public accountants, whose report has been included in this prospectus given upon the authority of that firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         We have been subject to the reporting requirements under federal securities laws since May 2000. We have filed with the SEC a registration statement on Form SB-2 and amendments to the registration statement with respect to the securities offered through this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules that are part of the registration statement. For further information about the securities and us, you should review the registration statement and the exhibits and schedules. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

         You can inspect the registration statement, as well as the exhibits and the schedules, filed with the SEC without charge, at the SEC's office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. You can also obtain copies of these materials from the SEC's Public Reference Section at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.


                             REPORTS TO STOCKHOLDERS

         We are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports, proxy statements, and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year, proxy statements, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

                          INDEX TO FINANCIAL STATEMENTS

Unaudited Interim Consolidated Financial Statements - Nine Months Ended September 30, 2004 and 2003

     Consolidated Balance Sheet
         September 30, 2004 (Unaudited).....................................F-1

     Consolidated Statements of Operations (Unaudited)
         Nine Months Ended September 30, 2004 and 2003......................F-2

     Consolidated Statements of Cash Flows (Unaudited)
         Nine Months Ended September 30, 2004 and 2003......................F-3

     Notes to Consolidated Financial Statements (Unaudited).................F-4


Financial Statements - December 31, 2003

     Report of Independent Registered Public Accounting Firm ...............FF-1

     Consolidated Balance Sheet
         December 31, 2003..................................................FF-2

     Consolidated Statements of Operations
         Years Ended December 31, 2003 and 2002.............................FF-3

     Consolidated Statements of Comprehensive Loss..........................FF-4

     Consolidated Statement of Stockholders' Deficit
         Years ended December 31, 2003 and 2002.............................FF-5

     Consolidated Statements of Cash Flows
         Years Ended December 31, 2003 and 2002.............................FF-6

     Notes to Consolidated Financial Statements.............................FF-7

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                                   SEPTEMBER
                                                                   30, 2004
                                                                  -----------
                                                                  (unaudited)
                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                     $  1,980,511
   Accounts receivable, net of allowance of $312,000                  320,032
   Inventory                                                          679,485
   Other current assets                                                96,306
                                                                  -----------
TOTAL CURRENT ASSETS                                                3,076,334
                                                                  -----------

PROPERTY AND EQUIPMENT, net (including equipment
   acquired from related party of $2,300,000 in 2002)               1,855,315

INTANGIBLE ASSETS
   Licenses and related costs, net of accumulated
     amortization of $431,965                                       1,457,936
   Capitalized software costs, net of accumulated
     amortization of $183,230                                         143,260
   Website development costs, net of accumulated
     amortization of $83,425                                           66,908
   Customer lists and relationships, net of accumulated
     amortization of $39,375                                           73,125
   Artwork library, net of accumulated amortization of
     $522,664                                                         373,331
   Tradename and trademark, net of accumulated
     amortization of $5,502                                            10,217
                                                                  -----------
                                                                    2,124,777
                                                                  -----------

OTHER ASSETS                                                            6,368

                                                                  -----------
TOTAL ASSETS                                                     $  7,062,794
                                                                  ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable and accrued expenses                         $  1,150,338
   Customer deposits                                                   23,666
   Notes payable (including $2,089,593 to related parties),
     net of discounts of $905,463                                   2,700,709
   Current portion of deferred revenue                              1,140,688

                                                                  -----------
TOTAL CURRENT LIABILITIES                                           5,015,401
                                                                  -----------

NOTES PAYABLE, net of current portion (including $3,078,647 to related parties),
   net of discounts of $2,093,235                                   4,467,531
DEFERRED REVENUE, less current portion                              1,361,591

                                                                  -----------
TOTAL LIABILITIES                                                  10,844,523
                                                                  -----------

COMMITMENTS AND CONTINGENCIES                                             -

STOCKHOLDERS' DEFICIT
   Preferred stock - Class A, $0.001 par value;
     10,000,000 shares authorized; 3,920,000 Class A
     shares issued and outstanding                                      3,920
   Common stock; $0.001 par value; 300,000,000 shares
     authorized; 37,632,192 shares issued and outstanding              37,632
   Additional paid-in capital                                      10,758,413
   Other comprehensive loss - foreign currency translation            (39,625)
   Accumulated deficit                                            (14,542,069)

                                                                  -----------
TOTAL STOCKHOLDERS' DEFICIT                                        (3,781,729)
                                                                  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                      $  7,062,794
                                                                  ===========

       The accompanying notes are an integral part of these consolidated financial statements.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                          -----------------------------     -----------------------------
                                                            SEPTEMBER      SEPTEMBER          SEPTEMBER       SEPTEMBER
                                                            30, 2004        30, 2003           30, 2004       30, 2003
                                                          -------------  --------------     --------------  -------------
                                                           (unaudited)    (unaudited)        (unaudited)     (unaudited)
REVENUE
    Product sales                                         $    831,453   $     826,470      $   2,436,359   $  3,431,309
    Lease revenue                                              271,309         342,082            852,801      1,128,063
    Royalty revenue                                             41,234         141,589             93,561        305,228
                                                          -------------  --------------     --------------  -------------
TOTAL REVENUE                                                1,143,996       1,310,141          3,382,721      4,864,600
                                                          -------------  --------------     --------------  -------------

COST OF REVENUE
    Product sales                                              482,780         304,497          1,223,162      1,650,473
    Lease revenue                                               49,301          78,584            315,010        458,383
    Royalty revenue                                             20,000          38,777             54,157        144,881
                                                          -------------  --------------     --------------  -------------
TOTAL COST OF REVENUE                                          552,081         421,858          1,592,329      2,253,737
                                                          -------------  --------------     --------------  -------------

                                                          -------------  --------------     --------------  -------------
GROSS PROFIT                                                   591,915         888,283          1,790,392      2,610,863
                                                          -------------  --------------     --------------  -------------

OPERATING EXPENSES
    Research and development                                       -           165,536                -          216,554
    Payroll and related benefits                               485,895         564,699          1,407,327      1,829,790
    General and administrative                               1,685,957         950,454          3,427,429      5,047,470
    Impairment expense                                             -               -                                 -
                                                          -------------  --------------     --------------  -------------
TOTAL OPERATING EXPENSES                                     2,171,852       1,680,689          4,834,756      7,093,814
                                                          -------------  --------------     --------------  -------------

LOSS FROM OPERATIONS                                        (1,579,937)       (792,406)        (3,044,364)    (4,482,951)
                                                          -------------  --------------     --------------  -------------

OTHER INCOME (EXPENSES):
    Interest income                                                -               -                  -              -
    Other expense, net                                             -               338             24,472       (501,200)
    Interest expense                                        (3,384,461)       (100,959)        (3,779,193)      (746,562)
                                                          -------------  --------------     --------------  -------------
TOTAL OTHER INCOME (EXPENSE)                                (3,384,461)       (100,621)        (3,754,721)    (1,247,762)
                                                          -------------  --------------     --------------  -------------

LOSS BEFORE PROVISION FOR INCOME TAXES                      (4,964,398)       (893,027)        (6,799,085)    (5,730,713)

PROVISION FOR INCOME TAXES
    Current                                                        -               -                  -         (550,000)
    Deferred                                                       -               -                  -          550,000
                                                          -------------  --------------     --------------  -------------

NET LOSS                                                  $ (4,964,398)  $    (893,027)     $  (6,799,085)  $ (5,730,713)
                                                          =============  ==============     ==============  =============

NET LOSS PER SHARE - BASIC AND DILUTED                    $      (0.14)  $       (0.02)     $       (0.19)  $      (0.14)
                                                          =============  ==============     ==============  =============

WEIGHTED AVERAGE COMMON EQUIVALENT
    SHARES OUSTANDING - BASIC AND DILUTED                   36,377,442      38,989,192         34,873,451     39,943,478
                                                          =============  ==============     ==============  =============

       The accompanying notes are an integral part of these consolidated financial statements.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              NINE MONTHS ENDED
                                                                          --------------------------
                                                                            SEPTEMBER      SEPTEMBER
                                                                            30, 2004       30, 2003
                                                                          ------------   ------------
                                                                           (unaudited)    (unaudited)

CASH FLOW FROM OPERATING ACTIVITIES:
  Net loss                                                                $ (6,799,085)  $ (5,730,713)

  Adjustment to reconcile net loss to net cash
    used in operating activities
     Depreciation and amortization                                             832,145        976,354
     Provision for doubtful accounts                                               -          159,000
     Common stock and reallocation of Series A preferred stock
       issued for financing costs                                            2,747,011        528,000
     Common stock and reallocation of Series A preferred stock
       issued for services                                                     462,775      1,170,000
     Amortization of debt discounts                                            188,814            -
     Foreign currency translation adjustment                                     2,686        (15,959)
     (Gain) loss on disposal of fixed assets                                    (1,973)       123,652
     Write off of deferred offering costs                                          -          212,797
     Write off of advances to Vitro Laser, Gmbh                                    -          500,000
  Changes in operating assets and liabilities:
  (Increase) decrease in:
    Accounts receivable                                                        184,021        218,479
    Inventory                                                                   72,528        419,338
    Other current assets                                                       (72,192)       143,595
    Deposits                                                                     3,905        (12,743)
  Increase (decrease) in:
    Accounts payable and accrued expenses                                      683,280        510,030
    Customer deposits                                                          (57,022)       (67,057)
    Deferred revenue                                                          (700,899)       455,605
                                                                          -------------  -------------
Net cash used in operating activities                                       (2,454,006)      (409,622)
                                                                          -------------  -------------

CASH FLOW FROM INVESTING ACTIVITIES:
  Advances to acquire Vitro Laser, Gmbh                                            -         (300,000)
  Payment to repurchase laser                                                  (39,006)           -
  Payments to acquire property and equipment                                   (21,053)    (1,309,944)
                                                                          -------------  -------------
Net cash used in investing activities                                          (60,059)    (1,609,944)
                                                                          -------------  -------------

CASH FLOW FROM FINANCING ACTIVITIES:
  Net advances from related party                                            2,442,825        833,922
  Proceeds from issuance of notes payable                                    2,000,000            -
  Payments on notes payable                                                     (3,600)       (11,015)
  Payments on notes payable - related parties                                   (3,530)           -
  Payments for deferred offering costs                                             -         (136,797)
  Proceeds from sale on common stock, including stock
   subscription receivable                                                         -          748,000
                                                                          -------------  -------------
Net cash provided by financing activities                                    4,435,695      1,434,110
                                                                          -------------  -------------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                           1,921,630       (585,456)

CASH AND CASH EQUIVALENTS, Beginning of period                                  58,881        641,325
                                                                          -------------  -------------

CASH AND CASH EQUIVALENTS, End of period                                  $  1,980,511   $     55,869
                                                                          =============  =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest Paid                                                           $        -     $    136,045
                                                                          =============  =============
  Income taxes paid                                                       $        -     $        -
                                                                          =============  =============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES
  Purchase of property and equipment for note payable                     $        -     $    237,826
                                                                          =============  =============

       The accompanying notes are an integral part of these consolidated financial statements.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The unaudited consolidated financial statements have been prepared by Crystalix Group International, Inc. (the "Company"), pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes for the year ended December 31, 2003 included in the Company's Annual Report on Form 10-KSB. The results of the nine months ended September 30, 2004 are not necessarily indicative of the results to be expected for the full year ending December 31, 2004.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss for the nine months ended September 30, 2004 of $6,799,085, used cash for operating activities of $2,454,006 for the nine months ended September 30, 2004 and at September 30, 2004 had an accumulated deficit of $14,542,069 and a working capital deficit of $1,939,067. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence. The Company has recently re-negotiated the repayment terms of certain debt and has issued a convertible promissory note in the amount of $2,000,000 to an unrelated third party. In July 2004, the Company has changed its senior management by naming Mr. Kevin Ryan as Chief Executive Officer and Mr. Robert McDermott as Chief Financial Officer and believes that the new management team will be able to achieve profitable operations, but there can be no assurance that the Company will be able to raise sufficient capital and generate positive cash flows from operations sufficient to sustain operations.

STOCK OPTIONS

The Company did not grant any new options and no options were cancelled or exercised during the nine months ended September 30, 2004. As of September 30, 2003, only 3,000,000 options were outstanding, which were granted in the fourth quarter of 2002 and were fully vested immediately. Subsequent to September 30, 2003, all of the 3,000,000 outstanding options were relinquished as a result of a settlement of a legal matter or canceled.

The pro forma information regarding the effect on operations that is required by SFAS 123 and SFAS 148 has not been presented since there is no pro forma expense to be shown for the nine months ended September 30, 2004 and 2003.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 2 - LOSS PER SHARE

The Company reports loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares available. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted loss per share has not been presented since the effect of the assumed exercise of options and warrants to purchase common shares would have an anti-dilutive effect. There were 0 and 3,000,000 common equivalent shares outstanding at September 30, 2004 and 2003, respectively.


NOTE 3 - INVENTORY

Inventory at September 30, 2004, consist of the following:

         Glass blocks, premade images and related products       $       351,717
         Electronic parts and accessories                                327,768
                                                                 ---------------
                                                                 $       679,485
                                                                 ===============

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2004, consist of the following:

         Equipment under operating leases as lessor              $     1,850,003
         Computers and equipment                                         582,964
         Vehicles                                                          4,000
         Furniture and fixtures                                          173,444
         Leasehold improvements                                           32,188
                                                                 ---------------
                                                                       2,642,599
         Less accumulated depreciation and amortization                  787,284
                                                                 ---------------

                                                                 $     1,855,315
                                                                 ===============

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 6 - NOTES PAYABLE (INCLUDING RELATED PARTY NOTES)

Notes payable at September 30, 2004 consist of the following:

         John Woodward. (a)                         $     1,824,000
         Kevin Ryan (b)                                   5,396,764
         Ryan Capital Management, Inc. (c)                  452,137
         McCary & Rood, Inc. (d)                            280,000
         McCary & Rood, Inc. (e)                            214,037
         CMKXTREME.COM (f)                                2,000,000
                                                    ----------------
                                                         10,166,938
         Less debt discounts                             (2,998,698)
                                                    ----------------
         Net amount of notes payable                      7,168,240
         Less current portion                            (2,700,709)
                                                    ----------------
         Long-term portion                          $     4,467,531
                                                    ================


    a. On July 21, 2004, the Company issued a convertible promissory note to Mr. John Woodward, the Company's former President, in the amount of $1,824,000, which represents principal due on a previously issued note payable in the amount of $1,343,722 plus accrued interest in the amount of $480,279. This note bears interest at 10% per annum and calls for monthly interest payments from August 1, 2004 to December 1, 2004. Beginning on January 1, 2005, this note requires monthly principal payments of $50,405 plus accrued interest with any unpaid principal and interest due on July 1, 2007. The monthly principal and interest payments can be paid with shares of the Company's common stock at the option of the holder. The conversion price is the lesser of the average closing price of the Company's common stock five business days immediately prior to the conversion notice or $0.08. The Company has agreed to register the shares issuable upon conversion of this note. The Company has determined that there is a beneficial feature associated with this convertible promissory note in the amount of $615,600. This amount will be amortized as financing costs over the term of the note.

    b. On July 21, 2004, the Company issued a convertible promissory note to Mr. Kevin Ryan, the Company's Chief Executive Officer, in the amount of $5,396,764, which represents (a) principal due on a two previously issued notes payable in the amounts of $852,680 and $1,010,000, (b) principal due under a revolving credit agreement in the amount of $1,766,500, (c) principal due under an additional note payable in the amount of $1,500,000 and (d) accrued interest on the above mention obligations in the amount of $267,584. This note bears interest at 10% per annum and calls for monthly principal payments from August 1, 2004 to December 1, 2004 of $45,000. On the last day of the month beginning on August 31, 2004 through November 30, 2004, the accrued interest will be added to the principal amount. Beginning on January 1, 2005, this note requires monthly principal payments of $174,584 with any unpaid principal and interest due on July 1, 2007. The monthly principal and interest payments can be paid with shares of the Company's common stock at the option of the holder. The conversion price is the lesser of the average closing price of the Company's common stock five business days immediately prior to the conversion notice or $0.08. In addition, the Company granted to Mr. Ryan a warrant to purchase 1,875,000 shares of the Company's common stock. The exercise price is lesser of the average closing price of the Company's common stock five business days immediately prior to the notice of exercise or $0.08. The Company has agreed to register the shares issuable upon conversion of this note and exercise of the warrant. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



         issued in connection with this note. The estimated value of the warrants of $200,625 was determined using the Black-Scholes option pricing model and the following assumptions: term of 7 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 371%. The face amount of the note payable of $5,396,764 was proportionately allocated to the note and the warrants in the amounts of $5,203,330 and $193,434, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $3,188,488 and $2,014,842, respectively. The combined total discount is $2,208,276, and is being amortized over the term of the note.

    c. On July 21, 2004, the Company issued a promissory note to Ryan Capital Management, Inc. (this company is controlled by Kevin Ryan) in the amount of $452,137, which represents principal due on a previously issued note payable in the amount of $400,000 plus accrued interest in the amount of $52,137. This note bears interest at 10% per annum and calls for monthly interest payments from August 1, 2004 to December 1, 2004. Beginning on January 1, 2005, this note requires monthly principal payments of $37,902 plus accrued interest with any unpaid principal and interest due on December 1, 2005.

    d. On August 1, 2004, the Company issued a promissory note to McCary & Rood (this company is controlled by Kevin Ryan) in the amount of $280,000, which represents past due consulting fees under a consulting agreement dated May 28, 2003. This note calls for monthly payments beginning August 1, 2004 of $30,000 with any unpaid principal due on May 1, 2005.

    e. On August 1, 2004, the Company issued a promissory note to McCary & Rood in the amount of $214,037, which represents past due reimbursable expenses under a consulting agreement dated May 28, 2003. This note calls for monthly payments beginning August 1, 2004 of $30,000 with any unpaid principal due on March 1, 2005.

    f. On September 23, 2004, the Company issued a convertible promissory note to CMKXTREME.COM in the amount of $2,000,000. This note bears interest at 10% per annum and calls for monthly principal payments of $55,556 plus accrued interest beginning November 1, 2004 with any unpaid principal and interest due on October 1, 2007. The monthly principal and interest payments can be paid with shares of the Company's common stock at the option of the holder. The conversion price is the lesser of the average closing price of the Company's common stock five business days immediately prior to the conversion notice or $0.08. In addition, the Company granted to CMKXTREME.COM a warrant to purchase
         2,500,000 shares of the Company's common stock. The exercise price is lesser of the average closing price of the Company's common stock five business days immediately prior to the notice of exercise or $0.08. The Company has agreed to register the shares issuable upon conversion of this note and exercise of the warrant. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this note. The estimated value of the warrants of $200,000 was determined using the Black-Scholes option pricing model and the following assumptions: term of 7 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 371%. The face amount of the convertible promissory note of $2,000,000 was proportionately allocated to the note and the warrants in the amounts of $1,818,182 and $181,818, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $1,636,364 and $181,818, respectively. The combined total discount is $363,636, and is being amortized over the term of the note.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 7 - EQUITY

During the nine months ended September 30, 2003, the Company sold 1,120,000 shares of its restricted common stock for gross proceeds of $260,000. Also, during the nine months ended September 30, 2003, the Company issued 660,000 shares of its common stock as consideration for the holder of the $1.5 million loan payable extending the repayment terms that were valued at $528,000, and the Company issued 2,340,000 shares of its common stock for services rendered that were valued at $1,170,000.

On July 21, 2004, the Company issued 3,019,000 common shares of the Company's common stock to Kevin Ryan as additional consideration for the financing provided to the Company. Also, certain holders of the Company's Series A preferred stock reallocated 2,647,900 of their shares to certain investors and senior members of the Company's management team. The Company took a charge to financing costs and compensation expense of $2,747,011 and $409,275, respectively, related to the issuance of common shares and reallocation of the Series A preferred shares.

In addition, in July 2004, the Company also issued a total of 500,000 shares of common stock to two consultants valued at $53,500.


NOTE 8 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact the consolidated financial statements.


NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company may be named as a defendant in legal actions arising from its normal operations, and from time-to-time is presented with claims for damages arising out of its actions. The management of the Company anticipates that any damages or expenses it may incur in connection with these actions, individually and collectively, will not have a material adverse effect on the Company. For the three months ended September 30, 2004, there has been no change in the litigation pending against the Company.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of
Crystalix Group International, Inc.
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheet of Crystalix Group International, Inc. and Subsidiaries as of December 31, 2003, and the related consolidated statements of operations, comprehensive loss, stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Standards of the Public Company Accounting Oversight Board generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crystalix Group International, Inc. and Subsidiaries as of December 31, 2003, and the consolidated results of its operations and cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred a net loss of $7,433,341, used cash for operations of $1,166,873 in the year ended December 31, 2003, is a party to various litigation, has a stockholders' deficit of $3,382,628 as of December 31, 2003 and has a working capital deficit of $6,311,497 as of December 31, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
February 27, 2004

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                                     DECEMBER
                                                                                     31, 2003
                                                                                  -------------
                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                      $     58,881
   Accounts receivable, net of allowance of $260,000                                   504,053
   Inventory                                                                           656,263
   Other current assets                                                                 24,114
                                                                                  -------------
TOTAL CURRENT ASSETS                                                                 1,243,311
                                                                                  -------------

PROPERTY AND EQUIPMENT, net (including equipment
   acquired from related party of $2,300,000 in 2002)                                2,367,112

INTANGIBLE ASSETS
   Licenses and related costs, net of accumulated amortization of $297,580           1,592,321
   Capitalized software costs, net of accumulated amortization of $101,608             224,882
   Website development costs, net of accumulated amortization of $45,843               104,490
   Customer lists and relationships, net of accumulated amortization of $61,305         90,000
   Artwork library, net of accumulated amortization of $298,665                        597,330
   Tradename and trademark, net of accumulated amortization of $3,144                   12,575
                                                                                  -------------
                                                                                     2,621,598
                                                                                  -------------

OTHER ASSETS                                                                            10,273
                                                                                  -------------

TOTAL ASSETS                                                                      $  6,242,294
                                                                                  =============

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable and accrued expenses                                          $  1,761,094
   Customer deposits                                                                    80,688
   Revolving line of credit - related party                                            823,675
   Notes payable - related parties                                                   3,609,932
   Current portion of notes payable                                                     20,448
   Current portion of deferred revenue                                               1,258,971
                                                                                  -------------
TOTAL CURRENT LIABILITIES                                                            7,554,808
                                                                                  -------------

NOTES PAYABLE, less current portion                                                     68,651

DEFERRED REVENUE, less current portion                                               2,001,463

                                                                                  -------------
TOTAL LIABILITIES                                                                    9,624,922
                                                                                  -------------
COMMITMENTS AND CONTINGENCIES (Note 13)                                                    -
                                                                                  -------------
STOCKHOLDERS' DEFICIT
   Preferred stock - Class A, $0.001 par value; 10,000,000 shares
      authorized; 3,920,000 Class A shares issued and outstanding                        3,920
   Common stock; $0.001 par value; 300,000,000 shares
      authorized; 34,113,192 shares issued and outstanding                              34,113
   Additional paid-in capital                                                        4,364,634
   Other comprehensive loss - foreign currency translation                             (42,311)
   Accumulated deficit                                                              (7,742,984)

                                                                                  -------------
TOTAL STOCKHOLDERS' DEFICIT                                                         (3,382,628)
                                                                                  -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                       $  6,242,294
                                                                                  =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                   YEAR ENDED
                                                                       ------------------------------------
                                                                           DECEMBER           DECEMBER
                                                                           31, 2003           31, 2002
                                                                       ----------------   -----------------
REVENUE
    Product sales                                                      $     4,233,846    $      3,428,835
    Lease revenue                                                            1,739,538             714,492
    Royalty revenue                                                            391,121             521,528
                                                                       ----------------   -----------------
TOTAL REVENUE                                                                6,364,505           4,664,855
                                                                       ----------------   -----------------

COST OF REVENUE
    Product sales                                                            2,719,153           1,837,598
    Lease revenue                                                              730,490             409,166
    Royalty revenue                                                            403,064             111,248
                                                                       ----------------   -----------------
TOTAL COST OF REVENUE                                                        3,852,707           2,358,012
                                                                       ----------------   -----------------

                                                                       ----------------   -----------------
GROSS PROFIT                                                                 2,511,798           2,306,843
                                                                       ----------------   -----------------

OPERATING EXPENSES
    Research and development                                                   397,067             416,684
    Payroll and related benefits                                             2,525,318           1,161,673
    General and administrative                                               5,187,854           1,011,142
    Impairment expense                                                         399,113                 -
                                                                       ----------------   -----------------
TOTAL OPERATING EXPENSES                                                     8,509,352           2,589,499
                                                                       ----------------   -----------------

LOSS FROM OPERATIONS                                                        (5,997,554)           (282,656)
                                                                       ----------------   -----------------

OTHER INCOME (EXPENSES):
    Interest income                                                                -                 2,790
    Write off of advances to Vitro Laser GmbH (See Note 13)                   (500,000)                -
    Other expense, net                                                         (27,309)                -
    Interest expense                                                          (908,478)            (14,455)
                                                                       ----------------   -----------------
TOTAL OTHER INCOME (EXPENSE)                                                (1,435,787)            (11,665)
                                                                       ----------------   -----------------

LOSS BEFORE PROVISION FOR INCOME TAXES                                      (7,433,341)           (294,321)

PROVISION FOR INCOME TAXES
    Current                                                                    550,000            (550,000)
    Deferred                                                                  (550,000)            550,000
                                                                       ----------------   -----------------

NET LOSS                                                              $     (7,433,341)   $       (294,321)
                                                                       ================   =================

NET LOSS PER SHARE - BASIC AND DILUTED                                $          (0.19)   $          (0.01)
                                                                       ================   =================

WEIGHTED AVERAGE COMMON EQUIVALENT
    SHARES OUSTANDING - BASIC AND DILUTED                                   39,340,124          26,255,422
                                                                       ================   =================



              The accompanying notes are an integral part of these
                       consolidated financial statements.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS


                                                         DECEMBER 31,
                                                     2003              2002
                                                     ----              ----

NET LOSS                                       $   (7,433,341)    $    (294,321)

FOREIGN CURRENCY TRANSLATION ADJUSTMENT               (41,416)             (895)
                                               ---------------    --------------

COMPREHENSIVE LOSS                             $   (7,474,757)    $    (295,216)
                                               ===============    ==============












              The accompanying notes are an integral part of these
                       consolidated financial statements.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                       PREFERRED STOCK                                  ADDITIONAL       OTHER
                                                           CLASS A                COMMON STOCK            PAID-IN    COMPREHENSIVE
                                                     SHARES       AMOUNT        SHARES       AMOUNT       CAPITAL        LOSS
                                                  ----------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2001                         7,000,000    $   7,000     23,300,000   $  23,300    $   (30,200)  $       -

Shares issued for public shell merger transaction                              6,669,192       6,669         (1,669)
Sale of shares through private placement offering                              8,776,000       8,776      1,579,224
Shares issued for acquisition of LazerTek Designs                              1,250,000       1,250      1,123,750
Foreign currency translation adjustment                                                                                     (895)
Net loss

                                                  ------------------------   -------------------------  -------------------------
BALANCE, DECEMBER 31, 2002                         7,000,000        7,000     39,995,192      39,995      2,671,105         (895)

Sale of shares through private placement offering                              1,120,000       1,120        258,880
Shares issued for financing costs                                                660,000         660        527,340
Shares issued for services                                                     2,590,000       2,590      1,342,410
Exchange of shares with former officers for
   Company assets (at cost carryover basis)       (3,080,000)      (3,080)   (10,252,000)    (10,252)      (435,101)
Foreign currency translation adjustment                                                                                  (41,416)
Net loss

                                                  ------------------------   ------------------------   -------------------------
BALANCE, DECEMBER 31, 2003                         3,920,000    $   3,920     34,113,192   $  34,113    $ 4,364,634   $  (42,311)
                                                  ========================   ========================   =========================



                                                    ACCUMULATED
                                                      DEFICIT          TOTAL
                                                  -------------------------------

BALANCE, DECEMBER 31, 2001                          $   (15,322)   $     (15,222)

Shares issued for public shell merger transaction                          5,000
Sale of shares through private placement offering                      1,588,000
Shares issued for acquisition of LazerTek Designs                      1,125,000
Foreign currency translation adjustment                                     (895)
Net loss                                               (294,321)        (294,321)

                                                    -----------------------------
BALANCE, DECEMBER 31, 2002                             (309,643)       2,407,562

Sale of shares through private placement offering                        260,000
Shares issued for financing costs                                        528,000
Shares issued for services                                             1,345,000
Exchange of shares with former officers for
   Company assets (at cost carryover basis)                             (448,433)
Foreign currency translation adjustment                                  (41,416)
Net loss                                             (7,433,341)      (7,433,341)

                                                    -----------------------------
BALANCE, DECEMBER 31, 2003                          $(7,742,984)   $  (3,382,628)
                                                    =============================



              The accompanying notes are an integral part of these
                       consolidated financial statements.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                YEAR ENDED
                                                                     ------------------------------
                                                                        DECEMBER        DECEMBER
                                                                        31, 2003        31, 2002
                                                                     --------------   -------------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net loss                                                           $  (7,433,341)   $   (294,321)
  Adjustment to reconcile net loss to net cash
    provided by (used in) operating activities
       Depreciation and amortization                                     1,296,786         180,640
       Provision for doubtful accounts                                     156,819         103,181
       Common stock issued for financing costs                             528,000             -
       Common stock issued for services                                  1,345,000             -
       Foreign currency translation adjustment                             (41,416)           (895)
       Loss on disposal of fixed assets                                    243,893             -
       Write off of deferred offering costs                                212,797             -
       Write off of advances to Vitro Laser, Gmbh                          500,000             -
       Write down of customer lists                                        155,220             -
  Changes in operating assets and liabilities:
  (Increase) decrease in:
    Accounts receivable                                                    234,266        (803,584)
    Inventory                                                              508,696        (597,724)
    Other current assets                                                   166,622        (172,348)
    Deposits                                                               (10,273)          1,540
  Increase (decrease) in:
    Accounts payable and accrued expenses                                  991,733        (633,170)
    Customer deposits                                                     (290,276)        335,989
    Deferred revenue                                                       268,601       2,992,333
                                                                     --------------   -------------
Net cash provided by (used in) operating activities                     (1,166,873)      1,111,641
                                                                     --------------   -------------

CASH FLOW FROM INVESTING ACTIVITIES:
  Advances to acquire Vitro Laser, Gmbh                                   (300,000)       (200,000)
  Payments to acquire property and equipment                            (1,390,947)     (2,416,104)
  Net cash acquired from business combination                                  -            18,418
  Payments to acquire intangible assets                                        -          (339,845)
                                                                     --------------   -------------
Net cash used in investing activities                                   (1,690,947)     (2,937,531)
                                                                     --------------   -------------

CASH FLOW FROM FINANCING ACTIVITIES:
  Net advances under revolving line of credit - related party              823,675         (34,850)
  Payments on notes payable                                                (16,754)        (55,129)
  Proceeds from notes payable - related parties                          1,010,000       1,500,000
  Payments on notes payable - related parties                             (152,748)            -
  Payments for deferred offering costs                                    (136,797)        (76,000)
  Proceeds from sale on common stock, including stock
    subscription receivable                                                748,000       1,105,100
                                                                     --------------   -------------
Net cash provided by financing activities                                2,275,376       2,439,121
                                                                     --------------   -------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                        (582,444)        613,231

CASH AND CASH EQUIVALENTS, Beginning of year                               641,325          28,094
                                                                     --------------   -------------

CASH AND CASH EQUIVALENTS, End of year                               $      58,881    $    641,325
                                                                     ==============   =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest Paid                                                      $       4,023    $      5,195
                                                                     ==============   =============
  Income taxes paid                                                  $         -      $        -
                                                                     ==============   =============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES
  Exchange of net assets to acquire common and Series A
    preferred stock from former officer (see Notes 10, 12 and 13)    $     448,433    $        -
                                                                     ==============   =============
  Purchase of property and equipment for note payable                $         -      $    222,757
                                                                     ==============   =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION

         Crystalix Group International, Inc. (formerly Americabilia.com, Inc.) was incorporated under the laws of the State of Florida on August 22, 1989 as a C-Corporation. Pursuant to a Stock Purchase Agreement dated October 4, 2002 between Crystalix USA Group, Inc. ("CUSA") and Americabilia.com, Inc. ("ABIL"), and a Technology License Agreement between Crystalix USA Group, Inc. and Crystalix Technology, Inc. ("CTI"), also dated October 4, 2002, the former shareholders of CUSA and CTI acquired 23,300,000 newly issued shares of common stock of ABIL and 7,000,000 shares of ABIL's Class A preferred stock with 10 to 1 limited voting and conversion rights only. At the date of consummation of these transactions, these shareholders effectively controlled approximately 77.6% of the issued and outstanding common stock of ABIL and 93.7% of the voting control and ownership of ABIL assuming conversion of the Class A preferred shares. Since the shareholders of CUSA obtained control of ABIL, according to FASB Statement No. 141 - "BUSINESS COMBINATIONS," this acquisition has been treated as a recapitalization for accounting purposes, in a manner similar to reverse acquisition accounting. In accounting for this transaction:

            o CUSA is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book values and the results of operations of CUSA have been presented for the comparative prior period;

            o Control of the net assets and business of ABIL was acquired effective October 4, 2002. This transaction has been accounted for as a purchase of the assets and liabilities of ABIL by CUSA. The historical cost of the net assets acquired was $0.

         Effective November 22, 2002, the ABIL changed its name to Crystalix Group International, Inc. On November 26, 2002, ABIL merged with Crystalix Group International, Inc., a Nevada corporation, in a merger solely for the purpose of redomicile.

         BASIS OF PRESENTATION

         The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss for the year ended December 31, 2003 of $7,433,341, used cash for operating activities of $1,166,873 for the year ended December 31, 2003 and at December 31, 2003, had an accumulated deficit of $7,742,984 and a working capital deficit of $6,311,497. In addition, the Company is in default on the payment of certain note payable obligations. The Company is also involved in various lawsuits and effective June 2, 2003, Kevin Ryan, a senior creditor, has been granted a Writ of Possession allowing him to take possession of the collateral (all Company assets) securing his note (see Note 13). In addition, Mr. Ryan has an irrevocable proxy to vote the shares of certain controlling officers and stockholders, which allow him to vote approximately 70% of the Company's issued and outstanding shares. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These consolidated financial statements do not include any adjustments relating to the recoverability and

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002



         classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

         The Company plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence. The Company is negotiating with certain loan holders to extend the repayment terms of certain loans and the Company is also seeking additional capital through the issuance of equity instruments. The Company has changed its senior management and believes that the new management team will be able to achieve profitable operations, but there can be no assurance that the Company will be able to raise sufficient capital and generate positive cash flows from operations sufficient to sustain operations.

         PRINCIPLES OF CONSOLIDATION

         The accompanying consolidated financial statements include the accounts of Crystalix Group International, Inc. and its wholly owned legal subsidiaries, Crystalix USA Group, Inc., Crystalix Imaging Limited (incorporated on October 24, 2002 in Ireland d.b.a. Crystalix Europe), Lazer-Tek Designs, Inc. and Lazer-Tek Designs Ltd (collectively the "Company"). The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All material inter-company accounts and transactions have been eliminated in consolidation.

         LINES OF BUSINESS

         The Company assembles and leases its LaserMark II equipment, together with its licensed laser inscription technology, to individuals and privately held businesses throughout the United States.

         Lazer-Tek designs, manufactures and sells laser inscribed gift crystals to privately held businesses and corporate customers throughout the United States.

         STOCK BASED COMPENSATION

         SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation. The Company uses the fair value method for options granted to non-employees. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the year ended December 31, 2003 and 2002:

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                         2003           2002
                                                    -------------   ------------
         Net loss
           As reported                              $ (7,433,341)   $  (294,321)
           Compensation recognized under APB 25                -              -
           Compensation recognized under SFAS 123              -       (240,000)
                                                    -------------   ------------
                      Pro forma                     $ (7,433,341)   $  (534,321)
                                                    =============   ============

         Basic and diluted loss per common share:
           As reported                              $      (0.19)   $     (0.01)
           Pro forma                                $      (0.19)   $     (0.02)

         The fair value for these  options  was  estimated  at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2002: risk-free interest rate of 5.5%; dividend yields of 0%; volatility factors of the expected market price of the Company's common stock of 340%; and a weighted average expected life of the option of 4.7 years.

         USE OF ESTIMATES

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. As of December 31, 2003, the Company used estimates in determining the realization of its accounts receivable, inventory, its intangible assets, accrued expenses and the value of common stock issued to consultants for services. Actual results could differ from these estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         For certain of the Company's financial instruments, including cash, accounts receivable, inventory, other current assets, accounts payable and accrued expenses, and customer deposits, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes and loans payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

         CASH AND CASH EQUIVALENTS

         For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

         CONCENTRATION OF CREDIT RISK

         Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002



         financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

         INVENTORY

         Inventory, consisting primarily of solid blank glass cubes, laser inscribed gift crystals and related accessories and electronic parts and accessories, are valued at the lower of cost (first-in, first-out) or market.

         PROPERTY AND EQUIPMENT

         Property and equipment consisting of improvements, machinery, equipment, computers, furniture and fixtures are recorded at cost, and are depreciated using the straight-line method over their estimated useful lives. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. A summary of the estimated useful lives is as follows:

                     DESCRIPTION                         USEFUL LIFE

              Machinery and equipment                     5-7 years
              Vehicles                                      5 years
              Furniture and fixtures                        5 years
              Computers and software                      3-5 years


         IMPAIRMENT OF LONG-LIVED ASSETS

         In October 2001, the FASB issued SFAS No. 144, "Accounting for Impairment of Disposal of Long-Lived Assets", which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provision of APB Opinion No. 30,"Reporting the Results of
         Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business. This statement also amends ARB No. 51, "Consolidated Financial Statements", to eliminate the exception to consolidation for a subsidiary for which control is likely to be impaired. SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. This statement is effective for fiscal years beginning after December 15, 2001. The Company's adoption did not have a material impact to the Company's financial position or results of operations.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


         INTANGIBLE ASSETS

         Intangible assets consist of product and laser licenses, capitalized software costs, website development costs, artwork and copyrights, trademarks, trade names, customer lists and relationships and were mostly acquired with the purchase of Laser-Tek. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the Company evaluates intangible assets and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.
         Amortization is computed using the straight-line method over the estimated useful life of the assets (3-10 years) as follows:

                                                             USEFUL LIFE
               Licenses and related costs                      10 years
               Artwork library                                  3 years
               Customer lists and relationships                 5 years
               Capitalized software                             3 years
               Website development costs                        3 years
               Trade name and trademark                         5 years

         For the year ended December 31, 2003, the Company recognized an impairment loss on customer lists by $155,220 (See Note 14). Amortization expense amounted to $689,745 and $7,300 for the years ended December 31, 2003 and 2002, respectively. Amortization expense for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 is estimated to be $686,663, $651,097, $197,215, $185,724 and $182,580,
         respectively.

         WEBSITE DEVELOPMENT COSTS

         The Company accounts for the costs of computer software developed or obtained for internal use in accordance with EITF 00-2 - "WEBSITE COSTS" and Statement of Position 98-1, "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE." The Company capitalizes costs of materials, consultants, and payroll and payroll-related costs for employees incurred in developing internal-use computer software. Amortization is computed using the straight-line method over the estimated useful life of the asset (3 years). Costs incurred during the preliminary project and post-implementation stages are charged to research and development expense.

         CAPITALIZED SOFTWARE COSTS

         The Company capitalizes costs incurred for the production of computer software that generates the functionality within its laser equipment units. Capitalized costs include direct labor and related overhead for software produced by the Company and the cost of software purchased from third parties. All costs in the software development process, which are classified as research and development, are expensed as incurred until technological feasibility has been established ("beta"). Once technological feasibility has been established, such costs are capitalized until the software has completed beta testing and is available for mass-marketing. Amortization, a cost of

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


         revenue, will be provided on a product-by-product basis, using the straight-line method, not to exceed three years, commencing the month after the date of product release. Quarterly, the Company reviews and expenses the unamortized cost of any feature identified as being impaired. The Company also reviews recoverability of the total unamortized cost of all features and software products in relation to estimated service and relevant cash flows from revenues and, when necessary, makes an appropriate adjustment to net realizable value. Amortization is computed using the straight-line method over the estimated useful life of the asset (3 years).

         REVENUE RECOGNITION

         LEASE REVENUE
         The Company enters into licensing agreements to lease its laser equipment and its licensed laser inscription technology with individuals and businesses who open retail establishments to sell laser inscribed crystal blocks. The terms of these licensing agreements are typically for five years. The lease payments are paid in one or two installments, generally upfront, and the Company recognizes lease revenue ratably over the term of the contract.

         PRODUCT SALES
         Revenue from the sale of laser inscribed products are recognized when title to the products are transferred to the customer (customer acceptance for custom designed crystals) and only when no further contingencies or material performance obligations are warranted, and thereby have earned the right to receive and retain reasonably assured payments for products sold and delivered.

         Revenue from the sale of glass cube products is recognized when title to the products are transferred to the customer-lessee (upon shipment) and only when no further contingencies or material performance obligations are warranted, and thereby have earned the right to receive and retain reasonably assured payments for products sold and delivered.

         ROYALTY REVENUE
         The Company also recognizes royalty revenue from licensing its technology, only when earned with no further contingencies or material performance obligations are warranted, and thereby have earned the right to receive and retain reasonably assured payments. During 2003, the Company changed its estimation of computing and recognizing royalty revenues to only upon collection.


         DEFERRED REVENUE
         Deferred revenue represent amounts received as non-refundable payments upon the signing of the licensing agreements and delivery of the LaserMark II equipment, for which, revenue is recognizable over the term of the agreement (See Lease Revenue). Deposits received from potential customers/lessees, who have not yet received the LaserMark II equipment or products, are accounted as refundable customer-lessee deposits.


         ADVERTISING AND MARKETING COSTS

         The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense for the years ended December 31, 2003 and 2002 amounted to $125,507 and $36,810, respectively.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


         INCOME TAXES

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         EARNINGS (LOSS) PER SHARE

         The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed exercise of options and warrants to purchase common shares would have an anti-dilutive effect. There were 0 and 3,000,000 common equivalent shares for the years ended December 31, 2003 and 2002, respectively.

         SEGMENT INFORMATION

         The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 requires public companies to report financial and descriptive information about their reportable operating segments. The Company identifies its operating segments based on how management internally evaluates separate financial information (if available), business activities and management responsibility. The management believes it operates in a single business segment. During the year ended December 31, 2003, Crystalix Europe had net sales of $327,050, operating loss of $313,148 and net loss of $316,564. During the period since inception on October 24, 2002 to December 31, 2002, Crystalix Europe had net sales of $50,200, operating loss of $32,300 and net loss of $32,500.

         COMPREHENSIVE LOSS

         SFAS No. 130, "Reporting Comprehensive Loss," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the year ended December 31, 2003 and 2002, the foreign currency translation adjustment has been included in the consolidated statement of stockholders' deficit showing the change in comprehensive loss.

         RESEARCH AND DEVELOPMENT

         Research and development costs are expensed as incurred.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002



         RECLASSIFICATION

         Certain reclassifications have been made to the 2002 balances to conform to the 2003 presentation.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after September 30, 2003, except as stated below and for hedging relationships designated after September 30, 2003. In addition, except as stated below, all provisions of this Statement were applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that were effective for fiscal quarters that began prior to June 15, 2003, were applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after September 30, 2003. The Company does not participate in such transactions and accordingly, the adoption of FASB 149 did not have an impact on the Company's consolidated financial statements.

         During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Company has adopted FASB 150 which did not have an impact on the Company's consolidated financial statements.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to other entities in the first fiscal year or interim period beginning after December 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. In December 2003, the FASB concluded to revise certain elements of FIN 46, which will be issued shortly. The FASB also modified the effective date of FIN 46. For all entities that were previously considered special purpose entities, FIN 46 should be applied in periods ending after December 15, 2003. Otherwise, FIN 46 is to be applied for registrants who file under Regulation SX in periods ending after March 15, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


         Company does not expect the adoption to have a material impact on the Company's consolidated financial position or results of operations.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin (ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statement should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity.

         In December 2003, the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied for registrants who file under Regulation SX in periods ending after March 31, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

         In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than
         Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the consolidated financial statements.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


NOTE 2 - ACQUISITIONS

         On December 23, 2002, Crystalix Group International, Inc. acquired 100% of the outstanding common stock of Lazer-Tek Designs, Inc. and Lazer-Tek Designs, Ltd., in exchange for 1,250,000 shares of its common stock valued at $1,125,000 (See Note 10) and an acquisition consulting fee obligation of $400,000 (See Note 8), for an aggregate purchase price of $1,525,000. In addition, Crystalix Group International, Inc. loaned $1,000,000 to Lazer-Tek to repay existing debt, all of which is eliminated in consolidation.

         This acquisition was accounted for using the purchase method of accounting under FASB 141 - "BUSINESS COMBINATIONS," and accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values as determined by management, upon reliance on an independent valuation report, on the date of acquisition, which approximated a net of $3.2 million. The excess of fair value of acquired net assets over the cost of $1.7 million has been allocated as a pro rata reduction of all the acquired assets (excluding financial assets, assets to be disposed of by sale, deferred tax asset, pension or other post-retirement benefit plans and any other current assets).

         The operating results of the acquisition are included in the Company's consolidated results of operations from December 23, 2002.

NOTE 3 - INVENTORY

         Inventory at December 31, 2003, consist of the following:

            Glass blocks, pre-made images and related products     $     349,165
            Electronic parts and accessories                             307,098
                                                                   -------------
                                                                   $     656,263
                                                                   =============

NOTE 4 - PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 2003, consist of the following:

            Equipment under operating leases as lessor             $   1,981,450
            Computers and equipment                                      640,716
            Vehicles                                                     132,820
            Furniture and fixtures                                       113,835
            Leasehold improvements                                        32,188
                                                                    ------------
                                                                       2,901,009
            Less accumulated depreciation and amortization               533,897
                                                                    ------------
                                                                    $  2,367,112
                                                                    ============

         Depreciation expense for the years ended December 31, 2003 and 2002 was $607,041 and $173,340, respectively. During the year ended December 31, 2003, the Company recognized a loss on disposal of certain assets of $243,893 (see Note 14).

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


NOTE 5 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

         Accounts payable and accrued expenses at December 31, 2003, consist of the following:

            Accounts payable - trade (including $140,000 to a
              related party)                                        $    567,085
            Royalties payable                                            327,516
            Accrued interest                                             331,761
            Accrued legal                                                369,653
            Other accrued expenses                                       165,079
                                                                    ------------
                                                                    $  1,761,094
                                                                    ============

NOTE 6 - DEFERRED REVENUE

         Deferred revenue represent amounts received as non-refundable payments upon the signing of the licensing agreements and delivery of the LaserMark II equipment, for which, the lease revenue will be recognizable over the term of the agreement.

         The following table summarizes the annual estimated revenue to be recognized from deferred revenue, as of December 31, 2003:

               Year ending December 31,
                   2004                                 $     1,258,971
                   2005                                         797,804
                   2006                                         686,723
                   2007                                         463,440
                   2008                                          53,496
                                                        ----------------
                                                              3,260,434
               Less current portion                          (1,258,971)
                                                        ----------------
               Long-term portion                        $     2,001,463
                                                        ================

NOTE 7 - REVOLVING LINE OF CREDIT - RELATED PARTY

         On December 1, 2003, the Company entered into a 1-year, revolving credit agreement with Mr. Kevin Ryan that provides for the Company to borrow, from time to time, up to $1,000,000 (Note 1). Interest is accrued at 10% of the outstanding balance and is payable monthly. At December 31, 2003, the Company had borrowed $823,675 under this revolving line of credit. (See also Note 15)

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


NOTE 8 - NOTES PAYABLE - RELATED PARTIES

         Notes payable - related parties at December 31, 2003 consists of the following:

               Note payable, related party, secured by all capital stock
                 of Lazer-Tek, with unpaid principal due by January 20,
                 2004, interest due monthly at 13.5% per annum. The
                 amount was not paid and is currently  in default.                     $     1,347,252

               Notes payable, former creditor of Lazer-Tek, secured by
                 assets of Crystalix, unpaid principal and interest was due by
                 April 1, 2003 with interest at 10% per annum (default interest rate of 18% per annum).  This amount was not paid and
                 is currently in default (see Note 13)                                         852,680

               Note payable, related party, unsecured, payable in four quarterly payments starting on April 1, 2003 of $100,000 each with no interest.
                 This note arose from the acquisition of Lazer-Tek.  This amount
                 was not paid and is currently in default                                      400,000

               Note payable, related party, secured by the assets of the Company, interest accrues at 10% per annum; principal and accrued interest
                 due on December 1, 2004                                                     1,010,000
                                                                                       ----------------

                                                                                             3,609,932
               Less current portion                                                         (3,609,932)
                                                                                       ----------------
               Long-term portion                                                       $             -
                                                                                       ================

         Interest expense, under all obligations, amounted to $908,478 and $14,236 for the years ended December 31, 2003 and 2002, respectively.

NOTE 9 - NOTE PAYABLE

         Notes payable bear interest at a rate of 11% per annum, secured by two automobiles and payable in aggregate monthly installments of $2,050 (principal and interest) by September 2007.

         The following table summarizes the aggregate maturities of the notes payable as of December 31, 2003:

               Year ending December 31,
                   2004                                 $        20,448
                   2005                                          22,650
                   2006                                          25,091
                   2007                                          20,910
                                                        ----------------
                                                                 89,099
               Less current portion                             (20,448)
                                                        ----------------
               Long-term portion                        $        68,651
                                                        ================

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


NOTE 10 - STOCKHOLDERS' DEFICIT

         STOCK ISSUED FOR ACQUISITION OF CRYSTALIX USA GROUP, INC.

         Pursuant to a Stock Purchase Agreement dated October 4, 2002 between Crystalix USA Group, Inc. and Americabilia.com, Inc., and a Technology License Agreement between Crystalix USA Group, Inc. and Crystalix Technology, Inc., also dated October 4, 2002, the former shareholders of CUSA and CTI acquired 23,300,000 newly issued shares of common stock of ABIL and 7,000,000 shares of ABIL's Class A preferred stock with 10 to 1 limited voting and conversion rights. These preferred shares only have voting and conversion rights in the event of sale or change in control of the Company. At the date of consummation of these transactions, these shareholders effectively controlled approximately 77.6% of the issued and outstanding common stock of ABIL and 93.7% of the voting control and ownership of ABIL assuming conversion of the Class A preferred shares. Since the shareholders of CUSA obtained control of ABIL, according to FASB Statement No. 141 - "BUSINESS COMBINATIONS," this acquisition has been treated as a recapitalization for accounting purposes, in a manner similar to reverse acquisition accounting. As such, the 23,300,000 common shares and 7,000,000 preferred shares have been presented on the accompanying Consolidated Statement of Stockholders' Equity as if the issuance had occurred as of the beginning of the earliest period presented. In addition, the previously issued and outstanding 6,669,192 common shares of ABIL have been presented as an acquisition issuance as of the date of the reverse acquisition.

         COMMON STOCK ISSUED IN PRIVATE PLACEMENTS

         On October 9, 2002, the Board of Directors of the Company approved and initiated a private placement offering (the "October Private Placement") of 8,600,000 of the Company's Rule 144 restricted common stock at an average offering price of $0.17 per share, on a best efforts basis. The Private Placement was exempt from the registration provisions of the Securities and Exchange Commission Act of 1933 and Rule 506 of Regulation D. The Company sold 8,600,000 common shares for net proceeds of $1,500,000, of which, $400,000 was collected in January 2003.

         On November 26, 2002, the Board of Directors of the Company approved and initiated another private placement offering (the "November Private Placement") of the Company's Rule 144 restricted common stock at an average offering price of $0.50 per share, on a best efforts basis. The Private Placement was exempt from the registration provisions of the Securities and Exchange Commission Act of 1933 and Rule 506 of Regulation D. As of December 31, 2002, the Company sold 176,000 shares for proceeds of $88,000, all of which was collected in January 2003. In January 2003, the Company sold an additional 120,000 common shares for proceeds of $60,000. Also in March 2003, the Company sold 1,000,000 shares for proceeds of $200,000. The Company did not incur or pay any offering costs.

         COMMON STOCK ISSUED FOR ACQUISITION OF LAZER-TEK DESIGNS, INC. AND LAZER-TEK DESIGNS, LTD

         On December 23, 2002, the Company issued 1,250,000 shares of the Company's common stock to acquire Lazer-Tek, valued at a total of $1,125,000 using the Company's trading price as of December 23, 2002. Pursuant to the agreement, these shares had registration rights until April 30, 2003. The Company has no obligation beyond a reasonable effort to have these shares registered.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


         COMMON STOCK ISSUED FOR SERVICES AND FINANCING COSTS

         During the first quarter of 2003, the Company issued 660,000 shares of its common stock, as consideration to the holder of the $1.5 million loan payable for extending the repayment terms. The shares were valued at their fair market value of $528,000 and included in interest expense. The Company also issued 2,340,000 shares of its common stock for services rendered that were valued at a fair market value of $1,170,000.

         During the fourth quarter of 2003, the Company issued 250,000 shares of its common stock to three consultants. The shares were valued at their fair market value of $175,000 which was determined using the value of the Company's stock at the date the consulting agreements were signed.


         SHARES OF COMMON AND PREFERRED STOCK EXCHANGED FOR CERTAIN ASSETS

         During the second quarter of 2003, in accordance with an agreement with a former officer, the Company canceled 5,126,000 shares of common stock and 1,540,000 shares of Class A preferred stock owned by a former officer of the Company in exchange for the Company transferring the ownership to four retail store locations in Las Vegas, Nevada that were previously owned by the Company(See Note 12) Since this transaction occurred with a related party, the cost carryover basis of $237,826 was used and no gain or loss was recognized from this transaction.

         During the fourth quarter of 2003, in accordance with an agreement with a former officer, the Company canceled 5,126,000 shares of common stock and 1,540,000 shares of Class A preferred stock owned by a former officer of the Company in exchange for the Company transferring the ownership of certain laser equipment located on cruise ships that was previously owned by the Company (See Note 12). Since this transaction occurred with a related party, the cost carryover basis of $210,607 was used and no gain or loss was recognized from this transaction.

         STOCK OPTION PLAN

         The Company does not have a formal stock option plan, however, the Board of Directors and the management may grant options to acquire common stock of the Company ("Options"). Options may be issued to directors, executives, key employees and consultants providing valuable services to the Company. The Board of Directors and management select recipients to whom options are granted, and determine the number of shares to be granted. Options granted are exercisable at a price determined by the Board of Directors and management at the time of grant, but in no event less than fair market value. During 2002, 3,000,000 options had been granted to certain key employees and management at an exercise price of $0.25 per share underlying the stock option when the trading price as of the date of grant was $0.16 per share.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


         The following is table summarizes the options outstanding:

                                                 WEIGHTED-
                                                   STOCK           AVERAGE
                                                  OPTION          EXERCISE
                                                   PLAN             PRICE

             Balance, December 31, 2001                   -       $     -
                Granted                           3,000,000       $   0.25
                                                 -----------

             Balance, December 31, 2002           3,000,000       $   0.25
                Canceled                         (3,000,000)      $   0.25
                                                 -----------

             Balance, December 31, 2003                   -       $     -
                                                 ===========
             Exercisable, December 31, 2003               -       $     -
                                                 ===========

         In connection with the exchange of common and preferred stock for certain assets of the Company and the resignation of certain former officers of the Company (See Notes 10, 12 and 13), 1,600,000 options to purchase shares of the Company's common stock for $0.25 per share were canceled. Also, in 2003, the remaining 1,400,000 options were also canceled.

NOTE 11 - INCOME TAXES

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 2003 are as follows:

            Deferred tax assets:
               Net operating loss                               $     1,680,000
               Deferred revenue                                       1,100,000
               Stock issued for services and financing costs            577,000
               Advances to Crystalix Europe                             136,000
               Allowance for doubtful accounts                           68,000
                                                                ----------------
                                                                      3,561,000
            Deferred tax liabilities:
               Step-up of basis of intangible assets                   (779,000)
               Depreciation of property and equipment                  (508,000)
               Other basis differences for assets acquired             (251,000)
                                                                ----------------
                                                                     (1,538,000)
                                                                ----------------
               Net deferred tax asset                                 2,023,000
               Less valuation allowance                              (2.023,000)
                                                                ----------------

                                                                $            --
                                                                ================

         At December 31, 2003, the Company had federal net operating loss ("NOL") carryforwards of approximately $5,100,000. Federal NOLs could, if unused, begin to expire in 2018.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


         The valuation allowance increased by $1,272,000 during 2003.

         The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31, 2003 and 2002 is as follows:

                                                          2003            2002
                                                        --------        --------
               Federal income tax rate                   (34.0%)         (34.0%)
               State tax, net of federal benefit           --              --
               Loss for which no federal benefit was
                   received                               34.0%           34.0%
                                                        --------        --------
               Effective income tax rate                   0.0%            0.0%
                                                        ========        ========

         Utilization of the net operating loss and tax credit carryforwards is subject to significant limitations imposed by the change in control under I.R.C. 382, limiting its annual utilization to the value of the Company at the date of change in control times the federal discount rate.

NOTE 12 - RELATED PARTY TRANSACTIONS

         During the year ended December 31, 2003 and 2002 purchases of equipment from a related party vendor amounted to approximately $8,300 and $2,160,000, respectively. Included in accounts payable and accrued expenses at December 31, 2003, is approximately $17,403 due to this related party vendor. This related party vendor is wholly owned by a minority (non-controlling) shareholder of the Company and does not have any formal agreement. Management believes that these transactions are negotiated at arms length.

         During the year ended December 31, 2003 and 2002 purchases of technology consulting services from the same related party vendor amounted to approximately $189,450 and $191,000, respectively.

         On May 28, 2003, the Company entered into a consulting agreement with McCary & Rood, a company controlled by Mr. Kevin Ryan, that provides for a monthly consulting fee of $20,000. The agreement expires on the earlier of May 27, 2006 or on the date on which Mr. Ryan accepts a position as an officer of the Company.

         In April 2003, the Company entered into an agreement with Armin Van Damme, a former officer and director and founder of Crystalix USA Group, to transfer the four Company-owned retail locations in Las Vegas for the surrender of all of his Class A preferred stock and common stock remaining after permitted transfers of the common stock. As a result of this transaction, the Company has canceled 5,126,000 shares of common stock and 1,540,000 shares of Class A preferred stock owned by Mr. Van Damme and removed the net book value of the assets related to the four Company-owned retail locations in the amount of $237,826. In addition, Mr. Van Damme resigned as an employee of the Company and agreed to assume liability of the lease of his automobile which had been leased by the Company, and liability of the lease of office space at 5720 South Arville, Suite 114, Las Vegas, Nevada. The transfer was effective as of April 28, 2003. No gain or loss was recognized from this related party transaction. Mr. Van Damme was to pay the Company a license fee of 5% of gross sales generated from the transferred locations and agreed to purchase all supplies and equipment needed for the operation of the locations from the Company at its cost plus 10%. The agreement provided for termination by the Company

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


         upon 30 days' prior written notice in the event of Mr. Van Damme's failure to make payments or submit reports on a timely basis.

         As a result of the settlement agreement described in Note 13, this agreement was declared null and void. Under the terms of the settlement, Mr. Van Damme is to keep the locations and the equipment at the locations. However, it is contemplated that he will replace the equipment and arrange for his own licensing of the proprietary technology within six months. While the Company's equipment is in his possession, he is to pay a flat licensing and royalty fee of $500 per month per laser.

         In April 2003, the Company entered into an agreement with Other Van Dam, a former officer and director and founder of Crystalix USA Group, to transfer ownership of certain laser equipment aboard the cruise ships owned by the Starboard Cruise line for the surrender of all of his Class A preferred stock and common stock (See Note 13). As a result of this transaction, the Company canceled 5,126,000 shares of common stock and 1,540,000 shares of Class A preferred stock owned by Mr. Van Dam and used the net book value of the laser equipment in the amount of $210,607 as the cost basis for the stock redemption.

         See Notes 7 & 8 for additional related party transactions.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

         CONTRACTS

         Acquisition Target - On December 15, 2002, the Company signed an agreement to acquire 50% of the ownership interest of Vitro Laser GmbH ("Vitro"), a German Corporation, for consideration consisting of cash and the right to acquire shares of the Company's common stock. The Company advanced $500,000 to Vitro through March 31, 2003 and in accordance with a legal settlement on November 14, 2003, the Company allowed Vitro to retain the advance. After new management terminated the process of acquiring Vitro in June 2003, the $500,000 advance was expensed during the same period. (See Note 14)

         Royalty Agreement - Effective October 1, 2003, the Company entered into an amended and restated patent license agreement with Laser Design
         International,  LLC  ("LDI")  and Norwood  Promotional  Products,  Inc.
         ("Norwood"), which superseded the February 1999 and October 2001 agreements. The Company now has a non-exclusive, non-transferable, royalty-bearing sub-license from LDI to make, use, offer for sale, and sell decorative products using the technology other than in the United States. Norwood granted the Company a non-exclusive, non-transferable (other than reseller licenses to permitted resellers), revocable and royalty-bearing sub-license for the United States in the retail market segment. Norwood also granted Lazer-Tek a non-exclusive, non-transferable (other than reseller licenses to permitted resellers), revocable and royalty-bearing sub-license for the United States in the corporate market segment. Norwood is to approve all applications for a permitted reseller license. The Company is required to pay LDI and Norwood royalty payments based on a percentage of net sales on a quarterly basis. The royalty agreement expires on the earlier of April 27, 2010, a material breach of contract, or mutual recession of all parties.

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


         LEASES

         The following is a schedule by years of future minimum rental payments required under operating leases that have non-cancelable lease terms in excess of one year as of December 31, 2003:

              Year ending December 31,
                      2004                         $          10,259
                      2005                                    10,259
                      2006                                    10,259
                                                   -----------------
                                                   $          30,777
                                                   =================

         Rent expense amounted to $545,597 and $1,005,000 for the years ended December 31, 2003 and 2002

         LITIGATION

         The Company may be named as a defendant in legal actions arising from its normal operations, and from time-to-time is presented with claims for damages arising out of its actions. The management of the Company anticipates that any damages or expenses it may incur in connection with these actions, individually and collectively, will not have a material adverse effect on the Company. As of December 31, 2003, the Company was not a named party to any pending legal proceedings, other than routine litigation deemed incidental to our business, except for the following:

         CONCORD INDUSTRIES INC. -- In January 2003, Concord Industries Inc. ("Concord") filed an action for declaratory relief in the federal court for the State of Connecticut against Laser Design International and us, LLC ("LDI"). Concord seeks a judgment invalidating the patent issued to LDI and/or declaring that Concord is not infringing on LDI's patent. LDI is the holder, in part, of laser technology patent rights related to laser engraving. We have licensed the use of this technology from LDI. In November 2003, Concord and we reached a settlement agreement whereby Concord has agreed to dismiss us from the suit. LDI and Concord are still in litigation. We anticipate that LDI will be successful in its defense of its patent rights. The patents that are the subject of the suit pertain to subsurface decorative laser marking in crystal, glass, and other clear materials, which is the technology used in our business.

         VITRO LASER GROUP USA -- On February 12, 2003, Vitro Laser Group USA, Inc. ("Vitro") and Kenneth Morrison filed an original petition and application for injunctive relief in the District Court of Dallas County, Texas, against Vitro Laser GmbH ("Vitro GmbH") and us. The plaintiffs allege that Vitro GmbH and we wrongfully took two laser systems and, thus, sought a temporary and permanent injunction enjoining, prohibiting, and restraining Vitro GmbH and us from interfering with plaintiffs' rights in the laser systems and in their business facilities and operations. The parties subsequently resolved the issue of the injunctive relief, pending a final judicial determination, by written agreements dated February 27, 2003 and March 5, 2003, I.E., by Rule 11 agreements.

         In addition, the plaintiffs seek from us: actual and exemplary damages for conversion of the equipment; actual damages, statutory damages of $2,000, and attorneys' fees for theft of the laser systems; actual damages for unjust enrichment; and actual and exemplary damages for tortious interference with plaintiffs' contract with Vitro GmbH. With respect to Vitro GmbH, the

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


         plaintiffs seek: actual and exemplary damages for fraud; actual damages for negligent misrepresentation; actual damages and attorneys' fees for breach of contract; and actual damages for breach of fiduciary duty.

         At the commencement of the suit, Vitro GmbH alleged that it was not properly served and that it was not amenable to suit or service in the United States since it is a German company. However, Vitro GmbH subsequently consented to the court's jurisdiction and filed an answer and cross-claims against the plaintiffs. We filed an answer and a special appearance asserting that we are not subject to the jurisdiction of the Texas court; however, the trial court found that we waived our special appearance in the lawsuit to contest the court's jurisdiction over it, by entering into the Rule 11 agreements with plaintiffs. However, the appellate court reversed the trial court and remanded the case to the lower court to determine whether it has personal jurisdiction over us.

         The plaintiffs have indicated that they may appeal the appellate court's ruling to the Texas Supreme Court. If we are unsuccessful in our jurisdictional challenge, we intend to assert that we took possession of the equipment at the request of Vitro GmbH, with Vitro GmbH asserting ownership over the equipment due to plaintiffs' failure to pay for the equipment and that we did not interfere between plaintiffs and Vitro GmbH. Management plans to vigorously defend this matter and since this matter is in its preliminary stages, no amounts have been accrued in the accompanying consolidated financial statements, as such amounts are not estimable.

         BERLINER ZISSER WALTER & MCDONALD, P.C. -- On March 4, 2003, Berliner Zisser Walter & McDonald, P.C., filed a complaint against us in the District Court for the City and County of Denver, Colorado. The complaint asserts that the plaintiff law firm is owed $141,701 for legal services. We have asserted various defenses to the claim. The case was tried to the court in March 2004. On March 19, 2004, judgment was entered against us in the amount of $108,972, plus interest and costs. This judgment has been recorded in accrued expenses in the accompanying consolidated balance sheet.

         KEVIN RYAN, ET AL. -- On March 31, 2003, we filed a complaint against Kevin Ryan, Lena Walther, Douglas Lee, Lazer-Tek Designs, Inc., and Lazer-Tek Designs, Ltd. in the District Court for Clark County, Nevada. The complaint alleged misrepresentations and breach of the Common Stock Purchase Agreement that we entered into to purchase Lazer-Tek. We requested a reduction of the purchase price and of the amount due to Kevin Ryan, as well as general and special damages in excess of $10,000, punitive damages, attorneys' fees, and costs. On April 23, 2003, Kevin Ryan and Douglas Lee filed an answer denying the allegations of the complaint. In addition, Kevin Ryan counterclaimed for payment of the promissory note in the principal amount of $852,680, issuance of 568,750 shares of our common stock, and an order for writ of possession of the collateral securing his note. On May 12, 2003, the court issued a Writ of Possession to Kevin Ryan, allowing him to take possession of the collateral securing his note on June 2, 2003. The collateral consists of all our assets. The default interest rate is 18% per annum. We have agreed to dismiss our complaint with prejudice. The Writ of Possession is to remain in effect, but the parties have agreed to postpone all deadlines and trial dates.

         ARMIN VAN DAMME, ET AL.-- On June 30, 2003, John S. Woodward, our president and we, filed a complaint against Armin Van Damme (a former officer and director of the Company), Othmar Van Dam (a former officer and director of the Company), Jim Carrasco, Carlos Ravelo, Brian Shedd (a former employee), 3DLI, Inc., and Vitro Laser, Inc. in the District Court for Clark County, Nevada. The complaint alleged tortious interference with contractual relations, tortious interference with prospective economic advantage, conversion, and conspiracy on the part of all

              CRYSTALIX GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


         of the named defendants. In addition, the complaint alleged breach of fiduciary duty by Armin Van Damme and Othmar Van Dam as to the Company. Mr. Woodward and we requested damages in excess of $10,000, attorneys' fees and costs, as well as injunctive relief. On July 24, 2003, we obtained an order for a preliminary injunction, which (1) enjoined Brian Shedd from activities that would compete against us; (2) enjoined Othmar Van Dam from soliciting our existing affiliates and/or customers; (3) enjoined Armin Van Damme from transferring or encumbering his residence; (4) mandated Armin Van Damme and Othmar Van Dam to remove us from being financially obligated on the lease of the vehicles they are using; (5) mandated Armin Van Damme and Othmar Van Dam to provide proof of current registration and insurance on such vehicles; (6) mandated Armin Van Damme to provide us with access to conduct an audit and inventory at four retail locations that had been purchased by Mr. Van Damme; (7) mandated Armin Van Damme to return all our corporate, software and art files to us; (8) enjoined the defendants from communicating on our letterhead; (9) mandated us to remove Armin Van Damme and Othmar Van Dam from our Web site; (10) mandated Armin Van Damme and 3DLI, Inc. to issue checks to us for amounts diverted from the Company; (11) enjoined the defendants from encumbering, tampering, hindering, converting, or transferring any of our assets; and (12) enjoined all parties from disparaging any other party in the action. The defendants filed an answer and counterclaim, suing us and all of our officers in their individual capacity. In October 2003, the parties entered into a settlement agreement, which provides, among other things, for the following:

             o    the dismissal of this suit with prejudice;
             o Armin Van Damme keeping the four retail locations in the Mandalay Bay Group hotels (See Note 12);
             o Othmar Van Dam being able to pursue conducting business on the Starboard Cruise Line;
             o the relinquishment by Armin Van Damme and Othmar Van Dam of all ownership interest in the Company;
             o the Company retaining an infrared laser machine delivered by Vitro; and
             o    Vitro retaining the $500,000 payment from the Company.

         The settlement agreement was made effective as of November 14, 2003.

NOTE 14 - IMPAIRMENT  EXPENSE

         For the year ended December 31, 2003, impairment expense consisted of the following:

            Impairment of property and equipment (See Note 4)     $      243,893
            Impairment of value of customer lists (See Note 1)           155,220
                                                                  --------------
                                                                  $      399,113
                                                                  ==============

NOTE 15 - SUBSEQUENT EVENTS

         Subsequent to December 31, 2003, the Company received additional advances under its revolving line of credit of $551,500. (See Note 7)

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the Nevada Revised Statutes, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The registrant's Bylaws (Exhibit 3.2 hereto) also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Nevada law.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the registrant in connection with the securities being registered are as follows:

         Securities and Exchange Commission filing fee........$       517.89
         Accounting fees and expenses.........................      5,000.00
         Blue sky fees and expenses...........................      1,000.00
         Legal fees and expenses..............................     15,000.00
         Transfer agent fees and expenses.....................      1,000.00
         Printing expenses....................................      2,000.00
         Miscellaneous expenses...............................        482.11

         Total................................................$    25,000.00

         All amounts are estimates except the SEC filing fee. The Selling Stockholders will be bearing the cost of its own brokerage fees and commissions and its own legal and accounting fees.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         Within the past three years, the registrant has issued and sold the unregistered securities set forth in the tables below.

COMMON STOCK:

-------------------------------------------------------------------------------------------------------------------
                       PERSONS OR CLASS OF
       DATE                  PERSONS                           SECURITIES                        CONSIDERATION
-------------------------------------------------------------------------------------------------------------------
10/04/02            5 shareholders of          23,300,000 shares of common stock           shares of Crystalix USA
                    Crystalix USA Group, Inc.
-------------------------------------------------------------------------------------------------------------------
10/04/02            5 shareholders of          7,000,000 shares of Class A preferred       Technology license
                    Crystalix USA Group, Inc.  stock
-------------------------------------------------------------------------------------------------------------------
12/23/02            3 shareholders of          1,250,000 shares of common stock            Shares of Lazer-Tek
                    Lazer-Tek Designs                                                      Designs
-------------------------------------------------------------------------------------------------------------------
03/31/03            John E. Dhonau             2,000,000 shares of common stock            Services
-------------------------------------------------------------------------------------------------------------------
04/08/03            John Woodward              1,000,000 shares of common stock            Loan extension and
                                                                                           services
-------------------------------------------------------------------------------------------------------------------
10/02 - 3/03        25 investors               9,896,000 shares of common stock            $1,848,000
-------------------------------------------------------------------------------------------------------------------

                                      II-1

-------------------------------------------------------------------------------------------------------------------
                       PERSONS OR CLASS OF
       DATE                  PERSONS                           SECURITIES                        CONSIDERATION
-------------------------------------------------------------------------------------------------------------------
08/20/03            Basic Investors Inc.       100,000 shares of common stock              Services
-------------------------------------------------------------------------------------------------------------------
09/01/03            Christina Hanneman         50,000 shares of common stock               Services
-------------------------------------------------------------------------------------------------------------------
10/15/03            Princeton Research, Inc.   100,000 shares of common stock              Services
-------------------------------------------------------------------------------------------------------------------
07/21/04            Kevin Ryan                 3,019,000 shares of common stock and        Debt restructure
                                               seven-year warrant to purchase 1,875,000
                                               shares of common stock at $0.08 per share
                                               maximum price
-------------------------------------------------------------------------------------------------------------------
07/21/04            Jerzy Speckman and         500,000 shares of common stock              Services
                    Mathias Nowicki
-------------------------------------------------------------------------------------------------------------------
09/23/04            CMKXTREME.COM              Seven-year warrant to purchase 2,500,000    $2,000,000 loan
                                               shares of common stock at $0.08 per share
                                               maximum price
-------------------------------------------------------------------------------------------------------------------

         The registrant relied upon the exemption from registration contained in
Section 4(2) as to all of the transactions, as the purchasers were deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant's business. Restrictive legends were placed on the stock certificates evidencing the securities issued in all of the above transactions. No underwriters were used.

ITEM 27. EXHIBITS

--------------------------------------------------------------------------------
REGULATION
S-B NUMBER                              EXHIBIT
--------------------------------------------------------------------------------
   2.1 Stock Purchase Agreement, dated October 4, 2002, between Americabilia.com, Inc. and Crystalix USA Group, Inc. (1)
--------------------------------------------------------------------------------
   2.2 Plan and Agreement of Merger dated November 12, 2002 between Crystalix Group International, Inc., a Florida corporation, and Crystalix Group International, Inc., a Nevada corporation (2)
--------------------------------------------------------------------------------
   2.3 Common Stock Purchase Agreement, dated December 23, 2002, among Crystalix Group International, Inc., Lazer-Tek Designs, Inc., Lazer-Tek Designs, Ltd. and Lena Walther (3)
--------------------------------------------------------------------------------
   3.1        Articles of Incorporation of Crystalix Group International, Inc.
              (4)
--------------------------------------------------------------------------------
   3.2        Bylaws of Americabilia.com, Inc. (5)
--------------------------------------------------------------------------------
   5.1        Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.
--------------------------------------------------------------------------------
  10.1        Form of Master Equipment Lease and Software License Agreement (4)
--------------------------------------------------------------------------------
  10.2        Patent Sub-License Agreement, dated January 1, 2002, between
              Laser Design International, LLC and Crystalix USA Group (4)
--------------------------------------------------------------------------------
  10.3 Patent Sub-License Agreement, dated February 17, 1999, between Janesville Group Limited and Lazer-Tek Designs, Ltd. (4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REGULATION
S-B NUMBER                              EXHIBIT
--------------------------------------------------------------------------------
  10.4 Sub-Lease Agreement, dated December 13, 2001, among Arville & Russell, LLC, Western Window & Door Company and Crystalix USA Group, and amendment thereto (4)
--------------------------------------------------------------------------------
  10.5 Lease Agreement, dated April 5, 2001 between South Tech Hacienda, LLC and Lazer-Tek Designs, Ltd. (4)
--------------------------------------------------------------------------------
  10.6        Promissory note to Kevin T. Ryan dated December 20, 2002 (4)
--------------------------------------------------------------------------------
  10.7        Promissory note to Kevin Ryan dated December 23, 2002 (4)
--------------------------------------------------------------------------------
  10.8        Bridge Loan Agreement dated October 21, 2003 (6)
--------------------------------------------------------------------------------
  10.9        Revolving Credit Agreement dated as of December 1, 2003 with Kevin
              Ryan (7)
--------------------------------------------------------------------------------
  10.10       Secured Promissory Note dated December 1, 2003 to Kevin Ryan (7)
--------------------------------------------------------------------------------
  10.11       Consulting Agreement made as of May 28, 2003 with McCary & Rood
              (7)
--------------------------------------------------------------------------------
  10.12 Irrevocable Proxy Coupled with an Interest granted to Ryan Capital Management, Inc. dated November 26, 2003 (7)
--------------------------------------------------------------------------------
  10.13 Settlement Agreement and Release between Crystalix Group International, Inc. and John S. Woodward dated July 21, 2004 (8)
--------------------------------------------------------------------------------
  10.14 Amended and Restated Convertible Promissory Note to John S. Woodward dated July 21, 2004 (8)
--------------------------------------------------------------------------------
  10.15 Settlement Agreement and Release among Crystalix Group International, Inc. Kevin T Ryan, Ryan Capital Management, Inc. and McCary & Rood dated July 21, 2004. (8)
--------------------------------------------------------------------------------
  10.16 Amended and Restated Convertible Promissory Note to Kevin T. Ryan dated July 21, 2004 (8)
--------------------------------------------------------------------------------
  10.17       Promissory Note to Ryan Capital Management, Inc. dated July 21,
              2004 (8)
--------------------------------------------------------------------------------
  10.18       Promissory Note for $280,000 to McCary & Rood dated August 1, 2004
              (8)
--------------------------------------------------------------------------------
  10.19       Promissory Note for $214,037 to McCary & Rood dated August 1, 2004
              (8)
--------------------------------------------------------------------------------
  10.20 Warrant to Purchase Common Stock of Crystalix Group International, Inc. issued to Kevin T. Ryan (8)
--------------------------------------------------------------------------------
  10.21       Registration Rights Agreement (8)
--------------------------------------------------------------------------------
  10.22       Convertible Promissory Note to CMKXTREME.COM dated September 23,
              2004 (9)
--------------------------------------------------------------------------------
  10.23       Warrant to Purchase Common Stock issued to CMKXTREME.COM (9)
--------------------------------------------------------------------------------
  16.1        Letter from Deloitte & Touche LLP (10)
--------------------------------------------------------------------------------
  16.2        Letter from Stonefield Josephson, Inc. (11)
--------------------------------------------------------------------------------
  21.1        Subsidiaries of Crystalix Group International, Inc. (4)
--------------------------------------------------------------------------------
  23.1 Consent of Dill Dill Carr Stonbraker & Hutchings, P.C. Reference is made to Exhibit 5.1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REGULATION
S-B NUMBER                              EXHIBIT
--------------------------------------------------------------------------------
  23.2        Consent of Stonefield Josephson, Inc.
--------------------------------------------------------------------------------
------------------
(1) Incorporated by reference to the exhibits to the registrant's current report on Form 8-K, filed October 9, 2002.
(2) Incorporated by reference to the exhibits to the registrant's current report on Form 8-K, filed December 4, 2002.
(3) Incorporated by reference to the exhibits to the registrant's current report on Form 8-K, filed December 30, 2002.
(4)   Incorporated by reference to the exhibits to the registrant's annual
      report on Form 10-KSB for the fiscal year ended December 31,     2002.
(5) Incorporated by reference to the exhibits to the registrant's registration statement on Form 10-SB, filed March 3, 2000.
(6) Incorporated by reference to the exhibits to the registrant's quarterly report on Form 10-QSB for the quarter ended September 30, 2003.
(7) Incorporated by reference to the exhibits to the registrant's annual report on Form 10-KSB for the year ended December 31, 2003.
(8) Incorporated by reference to the exhibits to the registrant's quarterly report on Form 10-QSB/A for the quarter ended June 30, 2004.
(9) Incorporated by reference to the exhibits to the registrant's current report on Form 8-K, filed September 29, 2004.
(10) Incorporated by reference to the exhibits to the registrant's current report on Form 8-K, filed September 13, 2002.
(11) Incorporated by reference to the exhibits to the registrant's amended current report on Form 8-K, filed July 13, 2004.

ITEM 28.   UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes to:

                (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                      (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) Include any additional or changed material information on the plan of distribution.

                (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on February 11, 2005.

                                   CRYSTALIX GROUP INTERNATIONAL, INC.


                                   By: /s/ KEVIN T. RYAN
                                      ------------------------------------------
                                      Kevin T. Ryan, Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                                TITLE                                          DATE

/s/ KEVIN T. RYAN                        Chief Executive Officer and Director
------------------------------------     (Principal Executive Officer)                  February 11, 2005
Kevin T. Ryan

                                         Executive Vice President, Treasurer, Chief
/s/ ROBERT McDERMOTT                     Financial Officer, and Director (Principal
------------------------------------     Financial Officer)                             February 11, 2005
Robert McDermott

                                         Corporate Secretary, Vice President Finance
/s/ PATTY HILL                           and Administration and Controller (Principal
------------------------------------     Accounting Officer)                            February 11, 2005
Patty Hill


                                         Executive Vice President, Chief Technical
------------------------------------     Officer and Director
Rainer Eissing

                                         Vice President, Assistant Secretary, Director
/s/ OSWALDUS VAN DAM                     of Technical Operations and Director           February 11, 2005
------------------------------------
Oswaldus Van Dam



------------------------------------     Director
Marc Janssens


/s/ TAMER MUFTIZADE
------------------------------------     Director                                       February 11, 2005
Tamer Muftizade


/s/ JOHN S. WOODWARD                     Director                                       February 11, 2005
------------------------------------
John S. Woodward
